                                                                     EXHIBIT 2.1

                                     FORM OF

                              AMENDED AND RESTATED

                               OPERATING AGREEMENT

                                       OF

                     SUNRISE [SHP/SUNRISE FACILITY], L.L.C.

                 A ___________________ LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

ARTICLE 1  DEFINITIONS.......................................................1

 1.1  DEFINITIONS............................................................1
 1.2  EXHIBITS..............................................................10

ARTICLE 2  THE COMPANY......................................................10

 2.1  FORMATION OF LIMITED LIABILITY COMPANY................................10
 2.2  NAME OF COMPANY.......................................................10
 2.3  PURPOSE OF COMPANY....................................................10
 2.4  PRINCIPAL AND REGISTERED OFFICE.......................................11
 2.5  GOVERNING LAW; MEMBER RELATIONS; OWNERSHIP OF PROPERTY;...............11
 2.6  FURTHER ASSURANCES....................................................11
 2.7  NO INDIVIDUAL AUTHORITY...............................................12
 2.8  NO RESTRICTIONS.......................................................12
 2.9  NEITHER RESPONSIBLE FOR OTHER'S COMMITMENTS...........................12
 2.10    AFFILIATES.........................................................12
 2.11    OPERATIONS IN ACCORDANCE WITH THE ACT; OWNERSHIP...................12
 2.12    REPRESENTATIONS BY MEMBERS.........................................13

ARTICLE 3  TERM.............................................................13

 3.1  TERM..................................................................13

ARTICLE 4  CAPITAL CONTRIBUTIONS OF THE MEMBERS.............................14

 4.1  CAPITAL CONTRIBUTIONS OF THE MEMBERS..................................14
 4.2  NO OTHER CONTRIBUTIONS................................................14
 4.3  NO INTEREST PAYABLE...................................................14
 4.4  NO WITHDRAWALS........................................................14
 4.5  ADDITIONAL CONTRIBUTIONS..............................................14
 4.6  NON-FAILING MEMBER OPTIONS............................................15
 4.7  CHANGE IN PERCENTAGE INTEREST.........................................16
 4.8  EFFECT OF CHANGE OF PERCENTAGE INTEREST...............................16

ARTICLE 5  LOANS BY MEMBERS.................................................16

 5.1  LOANS.................................................................16
 5.2  PAYMENT OF SPECIAL LOAN AND LOANS.....................................17
 5.3  FREDDIE MAC LOANS.....................................................18

ARTICLE 6  MANAGEMENT OF THE COMPANY........................................18

 6.1  MANAGING MEMBER AUTHORITY, DUTIES AND OBLIGATIONS.....................18
 6.2  BANK ACCOUNTS.........................................................19
 6.3  REIMBURSEMENT FOR COSTS AND EXPENSES..................................19
 6.4  FIDELITY BONDS AND INSURANCE..........................................19
 6.5  MANAGEMENT AGREEMENT..................................................20
 6.6  APPROVED BUDGET.......................................................20
 6.7  SHP'S RIGHTS..........................................................22
 6.8  INDEMNIFICATION.......................................................24
 6.9  OPERATION AS A REOC...................................................25
 6.10    MAJOR DECISIONS....................................................25

ARTICLE 7  BOOKS AND RECORDS, AUDITS, TAXES, ETC............................27

 7.1  BOOKS; STATEMENTS.....................................................27
 7.2  WHERE MAINTAINED......................................................28
 7.3  AUDITS................................................................28
 7.4  OBJECTIONS TO STATEMENTS..............................................28
 7.5  TAX RETURNS...........................................................28
 7.6  TAX MATTERS PARTNER...................................................29
 7.7  TAX POLICY............................................................29
 7.8  SECTION 754 ELECTION..................................................29
 7.9  CAPITAL ACCOUNTS......................................................29
 7.10    OWNERSHIP REPRESENTATION...........................................31

ARTICLE 8  FISCAL YEAR......................................................31

 8.1  CALENDAR YEAR.........................................................31

ARTICLE 9  DISTRIBUTIONS AND ALLOCATIONS....................................31

 9.1  PERCENTAGE INTERESTS IN COMPANY.......................................31
 9.2  CERTAIN DEFINITIONS...................................................31
 9.3  CASH FLOW DISTRIBUTIONS...............................................33
 9.4  ALLOCATION OF PROFITS AND LOSSES FOR CAPITAL ACCOUNT PURPOSES.........35
 9.5  DISTRIBUTED PROPERTY..................................................35
 9.6  SPECIAL ALLOCATIONS...................................................36
 9.7  ALLOCATIONS OF PROFITS AND LOSSES FOR TAX PURPOSES....................38
 9.8  RECAPTURE AND INVESTMENT CREDITS......................................38
 9.9  DISTRIBUTIONS AND ALLOCATIONS SUBJECT TO POOLING AGREEMENT............38

ARTICLE 10  ASSIGNMENT AND OFFER TO PURCHASE................................39

 10.1   TRANSFERS...........................................................39
 10.2   OTHER ASSIGNMENTS VOID..............................................40
 10.3   SALE OF ENTIRE INTEREST TO OTHER MEMBER; BUY-SELL...................40
 10.4   RIGHT OF FIRST REFUSAL FOR SALE OF THE PROPERTY TO THIRD PARTY......42
 10.5   RIGHT OF FIRST OFFER FOR SALE OF PROPERTY...........................43
 10.6   SALES TO COMPETITORS................................................46
 10.7   GENERAL TRANSFER PROVISIONS.........................................46
 10.8   COMPLIANCE WITH ERISA...............................................49

ARTICLE 11  DISSOLUTION OR BANKRUPTCY OF A MEMBER...........................50

 11.1   DISSOLUTION OR MERGER...............................................50
 11.2   BANKRUPTCY, ETC.....................................................50

ARTICLE 12  DEFAULT.........................................................51

 12.1   DEFAULTS............................................................51
 12.2   NEGATION OF RIGHT TO DISSOLVE BY WILL OF MEMBER.....................52
 12.3   NON-EXCLUSIVE REMEDY................................................52

ARTICLE 13  DISSOLUTION.....................................................52

 13.1   WINDING UP BY MEMBERS...............................................52
 13.2   WINDING UP BY LIQUIDATING MEMBER....................................53
 13.3   OFFSET FOR DAMAGES..................................................53
 13.4   DISTRIBUTIONS OF OPERATING CASH FLOW................................54
 13.5   DISTRIBUTIONS OF PROCEEDS OF LIQUIDATION............................54


 13.6   ORDERLY LIQUIDATION.................................................55
 13.7   FINANCIAL STATEMENTS................................................55
 13.8   RESTORATION OF DEFICIT CAPITAL ACCOUNTS.............................55
 13.9   INTENTION OF THE MEMBERS............................................55

ARTICLE 14  MEMBERS.........................................................55

 14.1   LIABILITY...........................................................55
 14.2   NON-COMPETE AGREEMENT...............................................55

ARTICLE 15  NOTICES.........................................................56

 15.1   IN WRITING; ADDRESS.................................................56
 15.2   COPIES..............................................................57

ARTICLE 16  MISCELLANEOUS...................................................58

 16.1   ADDITIONAL DOCUMENTS AND ACTS.......................................58
 16.2   ESTOPPEL CERTIFICATES...............................................58
 16.3   INTERPRETATION......................................................58
 16.4   ENTIRE AGREEMENT....................................................58
 16.5   REFERENCES TO THIS AGREEMENT........................................58
 16.6   HEADINGS............................................................58
 16.7   BINDING EFFECT......................................................58
 16.8   COUNTERPARTS........................................................59
 16.9   CONFIDENTIALITY.....................................................59
 16.10  AMENDMENTS..........................................................59
 16.11  EXHIBITS............................................................59
 16.12  SEVERABILITY........................................................59
 16.13  FORUM...............................................................59
 16.14  ASSIGNMENT TO COMPANY...............................................59
 16.15  BROKER'S INDEMNITY..................................................60
 16.16  ATTORNEYS' FEES.....................................................60
 16.17  [*******] AFFILIATION...............................................60

                                    EXHIBITS

EXHIBIT      TITLE
-------      -----
     A.      Legal Description
     B.      Contribution Agreement
             Members' Percentage Interests and Initial Capital
     C.      Contributions
     D.      Management Agreement
     E.      Operating Pro Forma


                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                     SUNRISE [SHP/SUNRISE FACILITY], L.L.C.

THIS AMENDED AND RESTATED OPERATING AGREEMENT OF SUNRISE [SHP/SUNRISE FACILITY], L.L.C. (this "Agreement") is entered into and shall be effective as of _____________________, 2001, by and between SHP-SAL, LLC, a Delaware limited liability company (hereinafter referred to as "SHP"), and SUNRISE ASSISTED LIVING INVESTMENTS, INC., a Virginia corporation (hereinafter referred to as "Sunrise" or "Managing Member"), pursuant to the provisions of the ___________________ Limited Liability Company Act (the "Act"). SHP and Sunrise are sometimes referred to herein collectively as the Members and individually as a Member.


                                 R E C I T A L S

       WHEREAS, SHP, Sunrise and certain other parties did enter into that certain Contribution Agreement, dated October 11, 2000, ("Contribution Agreement").

       WHEREAS, Affiliates of Sunrise are the owners of eight independent/ assisted living senior housing facilities located in Pennsylvania, New Jersey and Virginia ("Properties"). Pursuant to the terms of the Contribution Agreement, SHP will make a cash capital contribution to the Company (as defined below) in exchange for a 75% interest in the Company which owns fee simple title to that certain real property described on Exhibit A attached hereto and incorporated herein by reference, together with all rights, members and appurtenances thereto and together with all improvements and fixtures located thereon ("Property").

       WHEREAS, SHP and Sunrise desire to enter into this Agreement to set forth the terms and conditions on which the Company will operate its business and will own, operate, finance, maintain, manage, and sell the Property.

    NOW, THEREFORE, in order to carry out their intent as expressed above and in consideration of the mutual agreements and covenants hereinafter contained, the Members hereby covenant and agree as follows:

                             ARTICLE 1. DEFINITIONS

       1.1 Definitions. The following terms shall have the following meanings when used herein:

       Acceptable Person. Any person that is not (i) a tax exempt organization as defined in Section 501(c) of the Code, (ii) a nonresident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and the Treasury Regulations, (iii) a person whose direct or indirect participation in the Company would result in a

Plan Violation, (iv) in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with SHP or Sunrise or which, directly or indirectly controls, is controlled by, or is under common control with a person that is in default or in breach, beyond any applicable grace period, of its obligations under any material written agreement with SHP or Sunrise, unless such default or breach has been cured by such person or waived in writing by SHP or Sunrise, or (v) a person that has been charged in any litigation with any violations of any statute pursuant to which there might be a civil or criminal forfeiture or has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed (based upon reputable media reports) to have substantial business or other affiliations with an organized crime figure, or which directly or indirectly controls, is controlled by, or is under common control with a person that has been charged in any litigation with any violations of any statute pursuant to which there might be a civil or criminal forfeiture or has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or which is an organized crime figure or is reputed (based upon reputable media reports) to have substantial business or other affiliations with an organized crime figure.

       Act.  The                     Limited Liability Company Act.
                -------------------

       Adjusted Capital Account.  As described in Section 9.6(c).


       Affiliate. With respect to any Member (corporate, individual, partnership, limited liability entity or otherwise, or the respective heirs, trustees, guardians, conservators, custodians, executors or administrators of any of them) or any person who is an immediate family member of any Member: any corporate owner or other owner (direct or indirect) of such Member; any pension plan of such Member; any corporation owned, directly or indirectly, by such Member or by a general partner in such Member; any partnership or other association the general partners in which are general partners in such Member; or any partnership of which such Member or the general partners in such Member either own, in the aggregate, greater than 50%, directly or indirectly, of the general partnership interest or are the managing general partner of such partnership. A person owns a corporation, for the purposes of this definition, when the person owns or beneficially owns more than 50% of the outstanding voting shares of the corporation with the full right to vote such stock.

       Affiliate Agreement(s). As described in Section 12.1.

       Agreement. As described in the opening paragraph.

       Alternative Offer. As described in Section 10.5(c).

       Annual Operating Budget. As described in Section 6.6.

       Appraisal Notice. As described in Section 13.2(b)(1).

       Approved Budget. As described in Section 6.6.

       Approved Financial Statement. As described in Section 7.4.

       Book Basis. With respect to any asset of the Company, the adjusted basis for federal income tax purposes of such asset, except that in the case of any asset contributed to or owned by the Company on the date of a revaluation of the Capital Accounts of the Members in accordance with Treasury Regulations Section 1.704l(b)(2)(iv), "Book Basis" shall mean the fair market value of such asset on the date of the contribution or revaluation as subsequently adjusted (e.g., for depreciation or amortization in accordance with federal income tax principles).

       CPI. Means the Consumer Price Index for Urban Wage Earners and Clerical Workers, 1992-84 Base Year, All Items, U.S. City Average (CPI-W), as published by the Bureau of Labor Statistics.

       Capital Account. As described in Section 7.9.

       Capital Budget.  As described in Section 6.6.

       Capital Contributions. Each Member's initial contribution as set forth in
Section 4.1 and each additional contribution made pursuant to Article 4 or as elsewhere specified in this Agreement.

       Carrying Value. Means (i) with respect to a Contributed Property, the 704(c) Value of such property, reduced (but not below zero) by all depreciation with respect to such property charged to Members' Capital Accounts following the contribution of or adjustment with respect to such property, and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f) and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

       Cash Purchase Price. As defined in Section 10.3(a).

       Cash Selling Price. As defined in Section 10.3(a).

       Code. The Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

       Company. Sunrise [SHP/Sunrise Facility], L.L.C.

       Company Minimum Gain. Shall mean the minimum amount of gain that would be recognized by the Company for federal tax purposes if the Company disposed of property subject to nonrecourse liabilities (that is, liabilities for which no Member bears the economic risk of loss pursuant to Treasury Regulation Section 1.752-1(a)(2)) in full satisfaction and for the amount thereof, computed in accordance with Treasury Regulation Section 1.704-2(d).


       Contributed Property. Means each property or other asset (excluding cash) contributed to or deemed contributed to the Company or successor partnership (pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f), such property shall no longer constitute a Contributed Property.

       Contribution Agreement. As described in the Recitals.

       Default. As described in Section 12.1.

       Default Price. As described in Section 13.2(c).

       Defaulting Member. As described in Section 12.1.

       Delinquency Advance. As described in Section 4.6(2).

       Demand Notice. As described in Section 13.2(b).

       Deposit. As described in Section 10.5(a).

       Effective Date. The date this Agreement shall be signed by all of the Members.

       Electing Member. As described in Section 13.2(b)(1).

       Entire Interest. As described in Section 10.3(a).

       ERISA. The Employee Retirement Income Security Act of 1974, as amended.

       Excess Amount. As described in Section 7.4.

       Excess Member. As described in Section 7.4.

       Existing Operating Agreement. As described in the Recitals.

       Extraordinary Cash Flow. As described in Section 9.2(b).

       Failing Member. As described in Section 4.6.

       Finance Proposal Notice. As described in Section 6.7(b).

       Financing Commitment Notice. As described in Section 6.7(b).

       Freddie Mac Loans. Those certain loans made May 20, 1999 in the aggregate original principal amount of $88,000,000.00, which are secured by the Properties.

       Funding Date. The date on which SHP funds the SHP Initial Contribution and SHP joins the Company pursuant to this Agreement.

       Governmental Plan. As defined in Section 3(32) of ERISA.

       Improvements. As defined in the Contribution Agreement.

       Indemnitee. As defined in Section 10.1(c).

       Initial Management Agreement. As described in Section 6.5.

       Initiating Member. As described in Section 10.3(a).

       Initial Property Manager. Means Sunrise Assisted Living Management,
Inc.

       Initiating Member Deposit. As described in Section 10.3(a).

       IRR. Means a referenced interest rate that, when used as a discount rate, causes (i) the net present value (as of the date of this Agreement) of the aggregate distributions made to Sunrise or SHP, as the case may be, by the Company pursuant to Sections 9.3(a), 9.3(b), and 13.5, from the date of this Agreement through the computation date in question, to equal (ii) the net present value of Sunrise's Initial Contribution (as of the date of this Agreement) or SHP's Initial Contribution (as of the date of this Agreement), as the case may be, plus any Additional Capital Contributions made by Sunrise or SHP, as the case may be, after the date of this Agreement (as of the date so made) through the applicable computation date. For purposes of this definition, net present value shall be determined using monthly compounding periods and any Capital Contributions by and distributions to the applicable party during a month shall be deemed to occur on the first day of such month.

       Liquidating Member. The Member in sole charge of winding up the Company and having the powers described in Section 13.2.

       List. As described in Section 13.2(b)(2).

       Loan. Any loan made by any Member to the Company.

       Loss. As described in Section 9.2(c).

       Major Capital Event. One or more of the following: (i) sale of all or any part of or interest in Company property (including the Property), exclusive of sales or other dispositions of tangible personal property in the ordinary course of business; (ii) placement and funding of any indebtedness, other than Loans, of the Company secured by some or all of its assets with respect to borrowed money, excluding short term borrowing in the ordinary course of business; (iii) condemnation of all or any material part of or interest in the Property through the exercise of the power of eminent domain; or (iv) any casualty, failure of title or otherwise of the Company's property or any part thereof or interest therein that results in excess proceeds after restoration or repair.

       Management Agreements. As described in Section 6.5.

       Managing Member. Means Sunrise, unless and until SHP elects to become Managing Member following an uncured Default by Sunrise.

       Member(s). SHP and Sunrise, collectively, and either of them when the reference is singular, and their respective permitted successors in interest.

       Member Nonrecourse Debt. As set forth in Section 1.704-2(b)(4) of the Regulations.

       Member Nonrecourse Debt Minimum Gain. An amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

       Member Nonrecourse Deductions. As set forth in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

       NOI. Means all "Gross Revenues" (as defined in the Initial Management Agreement) in excess of "Facility Expenses" (as defined in the Initial Management Agreement).

       Nondefaulting Member. As described in Section 12.1.

       Non-Failing Member. As described in Section 4.6.

       Nonrecourse Deductions. Pursuant to the provisions of Treasury Regulations Sections 1.704-2(b)(1) and 1.704.2(c) of the Company for any taxable year, shall mean an amount equal to the excess, if any, of the net increase in the amount of the Company's Minimum Gain during such year over the aggregate amount of any distributions during such year of proceeds of nonrecourse liability that are allocable to an increase in the Company's Minimum Gain.

       Nonrecourse Liability. As set forth in Section 1.704-2(b)(3) of the Regulations.

       Notice of Default. As described in Section 12.1.

       Notice of Intention. As described in Section 4.6.

       Notice to Finance. As described in Section 4.5(a).

       Offer. As described in Section 10.4(a).

       Offeror. As described in Section 10.4(a).

       Operating Cash Flow. As described in Section 9.2(a).

       Operating Pro Forma. As described in Section 6.6(a).

       Other Member. As described in Section 10.3(a).

       Partially Adjusted Capital Account. With respect to any Member for any year or other period, means the Capital Account balance of such member at the beginning of such period, adjusted as set forth in the definition of Capital Account for all contributions and distributions during such period and all special allocations pursuant to Section 9.6 with respect to such period but before giving effect to any allocation with respect to such period pursuant to
Section 9.4.

       Percentage Interest. As described in Section 9.1.

       Plan Violation. A transaction, condition or event that would:

            (i) constitute a nonexempt (under Prohibited Transaction Exemption 84-14, as it may be amended) or prohibited transaction under ERISA; or

            (ii) be subject to state statutes regulating investments of and fiduciary obligations with respect to any Governmental Plan.

       Pooling Agreement. As described in Section 9.9.

       Prime Rate. As described in Section 5.1.

       Priority Capital Contribution. As described in Section 4.6(c).

       Profit. As described in Section 9.2(c).

       Project. Means the senior housing facility located on the Property consisting of 77 units, together with all related parking facilities, amenities and other improvements.

       Property and Properties. As described in the Recitals.

       Property Owner. As described in the Recitals.

       Property Manager. Means, from time to time, any person or entity, including Initial Property Manager, named as the property manager under the then-current Management Agreement.

       Qualified Income Offset Amount. As described in Section 9.6(e).

       Receiving Member. As described in Section 10.5(a).

       Regulations or Treasury Regulations. The Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

       Reserve. As described in Section 6.6.

       Sale. Means any transaction resulting in the sale or disposition of the Property.

       Sale Proposal. As described in Section 10.5(a).

       Selling Member. As described in Section 10.4(a).

       Sending Member. As described in Section 10.5(a).

       704(c) Value. For any Contributed Property means the fair market value of such property (determined without regard to any liabilities) at the time of contribution as determined by the Managing Member, using such reasonable methods of valuation as it may adopt.

       SHP's Initial Contribution. As described in Section 4.1.

       SHP's Lender List. As described in Section 6.7(b).

       SHP's Preferred Return. As described in Section 9.2(d).

       Special Loan. As described in Section 4.6.

       Specified Value. As described in Section 10.3(a).

       Sunrise's Initial Contribution. As described in Section 4.1.

       Sunrise's Lender List. As described in Section 6.7(b).

       Sunrise's Preferred Return. As described in Section 9.2(e).

       Target Capital Account. Shall mean, with respect to any Member for any Fiscal Year or other period, an amount (which may be either a positive or negative balance) equal to the difference between (i) the hypothetical distribution (if any) such Member would receive if all Company assets, including cash, were sold for cash equal to their Carrying Value (taking into account any adjustments to Carrying Value for such period), all Company liabilities were satisfied in cash according to their terms (limited, with respect to each nonrecourse liability of the Company, to the Carrying Value of the assets securing such liability), and the net proceeds of such sale to the Company (after satisfaction of said liabilities) were distributed in full pursuant to
Section 9.3(b) on the last day of such period, minus (ii) the sum of (A) such Member's share of Company Minimum Gain and Member Minimum Gain, determined as provided in Section 9.6 immediately prior to such deemed sale, plus (B) the amount, if any, which such Member is obligated to contribute to the capital of the Company as of the last day of such period (but only to the extent such capital contribution obligation has not been taken into account in determining such Member's share of Member Minimum Gain).

       Termination Notice. As described in Section 10.3(a).

       Third Party Loans. Any loans to the Company, other than those made by a Member or an Affiliate of a Member.

       TMP. As described in Section 7.6.

       Transfer. As described in Section 10.1(a).

       Unreturned Capital Contributions. With respect to each Member, the aggregated amount of all Capital Contributions made to the Company by such Member, reduced by all distributions previously made to such Member pursuant to
Section 9.3(b)(2), Section 9.3(b)(4), Section 9.3(b)(7), Section 13.5(d),
Section 13.5(e) and Section 13.5(f).

       The definitions in this Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The term "person" includes individuals, partnerships, corporations, trusts, and other associations. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

       1.2 Exhibits. The exhibits to this Agreement are incorporated herein by reference as if fully set forth herein.


                             ARTICLE 2. THE COMPANY

       2.1 Continuation of Limited Liability Company. The Members hereby continue the limited liability company (the "Company") pursuant to the provisions of the Act. The terms and provisions hereof will be construed and interpreted in accordance with the Act.

       2.2 Name of Company. Before and after the date of this Agreement, the Company will be conducted under the name "Sunrise [SHP/Sunrise Facility], L.L.C." The Members shall have the power to change the name of the Company by unanimous agreement at any time.

       2.3 Purpose of Company. The purpose of the Company is to carry on the business of purchasing, owning, repositioning, operating, managing, improving, repairing, renting, mortgaging, refinancing, selling, conveying and otherwise dealing with the Property and all the activities reasonably related thereto. Except as permitted by this Section 2.3, the Company shall not engage in any other business. In furtherance of the foregoing purposes, but expressly subject to the other provisions of this Agreement, the Company is empowered to enter into contracts containing agreements to arbitrate disputes to the extent such contracts are approved by the Managing Member. The Company is authorized to take any legal measures which will assist it in accomplishing its purpose or benefit the Company. Notwithstanding the foregoing, as long as the Property is encumbered by the Freddie Mac Loans, the Company shall not:

       (a) engage in any business or activity other than the ownership, operation and maintenance of the Property and activities incidental thereto;

       (b) acquire or own any material assets other than (A) the Property, and (B) such incidental machinery, furniture, equipment, fixtures, supplies, food, beverage, advertising materials and personal property as may be necessary for the leasing, marketing, maintenance and operation of the Property;

       (c) fail to preserve its existence as a limited liability company, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization or formation, or without the prior written consent of the holder of the Freddie Mac Loans, amend, modify, terminate or fail to comply with the provisions of this Agreement, as same may be further amended or supplemented, if such amendment, modification, termination or failure to comply would adversely affect its ability to perform its obligations under the documents evidencing or securing the Freddie Mac Loans;

       (d) fail to maintain its records, books of account and bank accounts separate and apart from those of its Members and affiliates, the affiliates of any of its Members, and any other person; provided, however, that nothing herein shall be deemed to prohibit the Company from being a party to and complying with its obligations under the Pooling Agreement (as described in Section 9.9);

       (e) fail either to hold itself out to the public as a legal person separate and distinct from any other person or to conduct its business solely in its own name in order not (A) to mislead others as to the identity with which such other party is transacting business, or (B) to suggest that it is responsible for the debts of any third party (including any of its members or affiliates).

       2.4 Principal and Registered Office. The principal office of the Company shall initially be at the offices of Sunrise at 7902 Westpark Drive, McLean, Virginia 22102 or such other place as the Members may from time to time determine. The registered agent and the registered address, respectively, of the Company shall be at CT Corporation System, The Corporation Trust Company, [address]. The Members may elect to change the Company's registered agent and the Company's registered and principal offices by complying with the relevant requirements of the Act.

       2.5 Governing Law; Member Relations; Ownership of Property; Taxation as a Partnership. Except as is expressly herein provided to the contrary, the business, affairs, administration and termination of the Company shall be governed by the Act, but, to the extent permitted thereby, shall not be governed by any amendments to such law that become effective subsequent to the date of this Agreement and that would only be applicable to the Company absent a provision in this Agreement to the contrary, unless such amendments are adopted as amendments to this Agreement pursuant to Section 16.10. The foregoing notwithstanding, the Members' duties and obligations to one another under circumstances not provided for in the Act or this Agreement shall be the same as partners in a partnership governed by the relevant provisions of the ___________________ Uniform Partnership Act and the case law interpreting such act. In no event shall the previous sentence be construed or applied in such a manner to cause the Company to be treated as a partnership for any purpose other than the determination of the Members' respective duties and obligations to one another. The interest of each Member in the Company shall be personal property for all purposes. No Member, individually, shall have any ownership interest in any real or other property owned by the Company. Notwithstanding anything in this Section 2.5 to the contrary, the Members intend that the Company shall at all times be operated in such a manner that it will be taxed as a partnership for federal and state income tax purposes.

       2.6 Further Assurances. The Members will execute whatever certificates and documents, and will file, record and publish such certificates and documents, which are required to continue and operate a limited liability company under the laws of the State of ___________________. The Members will also execute and file, record and publish, such certificates and documents as they, upon advice of counsel, may deem necessary or appropriate to comply with other applicable laws governing the formation and operation of a limited liability company, including, without limitation, any certificates and documents required to qualify the Company to do business in the State where the Property is located.

       2.7 No Individual Authority. Except as otherwise expressly provided in this Agreement, neither Member acting alone shall have any authority to act for, undertake or assume any obligations or responsibility on behalf of the other Member or the Company.

       2.8 No Restrictions. Subject to the provisions of Section 14.2 of this Agreement, nothing contained in this Agreement shall be construed so as to prohibit either Member or any firm or corporation controlled by or controlling such Member or any other Affiliate of a Member from owning, operating, or investing in any real estate or real estate development not owned or operated by the Company, wherever located. Each Member agrees that the other Member, any Affiliate or any director, officer, employee, partner or other person or entity related to either thereof may engage in or possess an interest in another business venture or ventures of any nature and description, independently or with others, including, but not limited to, the ownership, financing, leasing, operation, management, syndication, brokerage and development of real property, and neither the Company nor the Members shall have any rights by virtue of this Agreement in and to said independent ventures or to the income or profits derived therefrom.

       2.9 Neither Responsible for Other's Commitments. Neither the Members nor the Company shall be responsible or liable for any indebtedness or obligation of the other Member incurred either before or after the execution of this Agreement, except as to those joint responsibilities, liabilities, debts or obligations incurred pursuant to the terms of this Agreement, and each Member indemnifies and agrees to hold the other Member and the Company harmless from such obligations and debts, except as aforesaid. The members acknowledge that the terms and provisions of the Contribution Agreement which are expressly stated therein to survive the Closing shall continue in full force and effect and shall not be merged into or superseded by the terms of this Agreement.

       2.10 Affiliates. Any and all activities to be performed by SHP or Sunrise, respectively, hereunder may be performed by officers or employees of one or more Affiliates of SHP or Sunrise, as the case may be, provided that all actions taken by such persons on behalf of SHP or Sunrise, as the case may be, in connection with this Agreement shall be binding upon SHP or Sunrise, as the case may be.

       2.11 Operations in Accordance With the Act; Ownership. Except as expressly set forth in this Agreement to the contrary, the rights and obligations of the Members and the administration, operation and termination of the Company shall be governed by the Act, as same may be amended. The interest of each Member in the Company shall be personal property for all purposes. All real and other property owned by the Company shall be deemed owned by the Company as a company and no Member, individually, shall have any ownership interest in such property. The Members shall use the Company's assets solely for the benefit of the Company.

No assets of the Company shall be transferred or encumbered for or in payment of any individual obligation of a Member.

       2.12 Representations by Members. Each Member represents and warrants to the other Member that (i) its execution and delivery of this Agreement and its initial capital contribution to the Company have been duly authorized by all necessary action and do not require the consent or approval of any third party, that has not been obtained, (ii) it has all necessary power with respect thereto, (iii) the consummation of such transactions will not (and with the giving of notice or lapse of time or both would not) result in a breach or violation of, or a default or loss of contractual benefits under its charter, by-laws or agreement of partnership, any agreement by which it or any of its properties is bound, or any statute, regulation, order or other law to which it or any of its properties is subject, or give rise to a lien or other encumbrance upon any of its properties or assets, (iv) this Agreement is a valid and binding agreement on the part of such Member, enforceable in accordance with its terms, subject to applicable debtor relief laws, (v) all representations, warranties and certifications made by it or by its Affiliates in the Contribution Agreement are true and correct, are hereby incorporated into this Agreement, and shall survive the execution of this Agreement for the period provided for in the Contribution Agreement, and (vi) such Member is not a foreign person as that term is defined in Section 1445 of the Code.

                                 ARTICLE 3. TERM

       3.1 Term. Unless otherwise terminated or extended by unanimous agreement of the Members, the existence of the Company shall commence on the Effective Date and shall continue until the first to occur of the following:

       (a)    December 31, 2050; or


       (b) The sale or other disposition of all or substantially all of the Property and distribution of the proceeds therefrom, other than to a nominee or trustee of the Company for financial or other business purposes; provided, however, that such sale or other disposition shall not terminate the existence of the Company if such sale or other disposition is financed by the Company and the Members elect to continue the Company's existence; or

       (c)    Dissolution of the Company pursuant to the express provisions of
              Article 10, 11, 12 or 13; or

       (d) The occurrence of any event or circumstance that would cause the dissolution of the Company under the Act.

                 ARTICLE 4. CAPITAL CONTRIBUTIONS OF THE MEMBERS

       4.1 Capital Contributions of the Members. As of the Effective Date, the Capital Accounts of the Members will be established to reflect (i) the contribution made by SHP to the Company for SHP's 75% interest in the Company;
(ii) the agreed value of Sunrise's 25% interest in the Company, and (iii) any additional cash contributed by any of the Members to the Company as of the Effective Date. All the foregoing amounts shall be deemed to be Capital Contributions by the Members for all purposes hereof. Each Member shall receive, as a credit to its Capital Account, the amount shown on Exhibit C, which amounts shall be Sunrise's Initial Contribution and SHP's Initial Contribution, respectively. The initial Percentage Interest of each Member, as defined in
Section 9.1, is also set forth on Exhibit C.

       4.2    No Other Contributions. Except as expressly required by this
Article 4, neither Member shall have any obligation to make any additional contribution to the Company, nor to advance any funds thereto.

       4.3 No Interest Payable. Except as otherwise provided herein, no Member shall receive any interest on its contributions to the capital of the Company.

       4.4 No Withdrawals. The capital of the Company shall not be withdrawn, except as hereinafter expressly stipulated. SHP agrees that Sunrise may withdraw an amount equal to the contribution made by SHP pursuant to clause (i) of
Section 4.1.

       4.5    Additional Contributions.

       If the Managing Member determines, for any of the reasons set forth in items (i)-(v) below, that the Company is in need of additional funding for capital improvements or to fund operating deficits, the Managing Member shall cause a notice to be given to each Member stating the total additional funding required ("Notice to Finance"). The Managing Member shall be entitled to provide a Notice to Finance for the following reasons but not for any other reason whatsoever: (i) to fund capital improvements or pay operating expenses which are provided for in the Approved Budget which has been submitted by the Property Manager and approved by both Sunrise and SHP as provided in Section 6.6 below, but for which the gross revenues of the Property are inadequate; (ii) to fund any amount for capital expenses or operating improvements which the Property Manager is entitled to and requires the Company, as Owner, to pay pursuant to and in accordance with the terms of the Management Agreement then in place;
(iii) to pay for capital improvements or other operating expenses not provided for in the then-current Approved Budget but which Sunrise and SHP have unanimously approved; (iv) to fund capital expenses necessary to prevent the revocation of any license necessary for the operation of the Project or to pay fines or take any other action reasonably necessary to prevent or cure violations of laws applicable to the Project, if such violations will materially, adversely affect the operation of the Project; or (v) to pay amounts necessary to prevent or cure a default under any Loans. In addition to the right of Managing Member to provide Notices to Finance as described above, SHP shall also have the right to provide a Notice to Finance for any of the reasons specified in items (iii), (iv), and (v) above. Within thirty (30) days following the date upon which a Notice to Finance is given, each of the Members shall contribute to the Company, as additional Capital Contributions, an amount determined by multiplying that Member's Percentage Interest by the required additional funding amount.

Any and all funds contributed by the Members pursuant to this Section 4.5 shall be credited to their Capital Accounts and treated as Capital Contributions for all purposes of this Agreement.

       4.6 Non-Failing Member Options. If a Member fails to contribute an amount equal to the entire amount required to be contributed by it within thirty
(30) days after a Notice to Finance is given (the "Failing Member"), and if the other Member (the "Non-Failing Member") makes its proportionate contribution within such thirty (30) day period, so notifying the Failing Member in writing, and the Failing Member fails fully to remedy its failure to contribute within an additional fifteen (15) days after the aforesaid notice or upon the expiration of such thirty (30) day period, whichever is later, (the "Notice of Intention"), then the Non-Failing Member may, in its sole discretion, but shall have no obligation to do any of the following (it being the intention that none of the following shall be exclusive of any other remedy):

              (a) Withdraw from the Company its most recent proportionate contribution made pursuant to this Section 4.6, in which case the Company shall promptly repay the amount of such withdrawn contribution to the Non-Failing Member, or

              (b) make a loan to the Company (a "Special Loan") in an amount equal to the sum of (i) the contribution which the Failing Member failed to make pursuant to this Section 4.6, and (ii) the contribution made by the Non-Failing Member, in which case the contribution made by the Non-Failing Member shall be deemed instead to be part of the funds advanced in connection with making such Special Loan (and the Special Loan shall bear interest and be payable upon the terms described in Article 5 and any accrued interest shall be considered part of the Special Loan for all purposes), or

              (c) make an additional contribution to the Company not in excess of the amount the Failing Member was to have contributed (a "Priority Capital Contribution"), or

              (d) not withdraw its most recent proportionate contribution made pursuant to this Section 4.6 and not make a Special Loan or an additional contribution to the Company as described immediately above, or

              (e) commence the dissolution of the Company pursuant to Articles 12 and 13, or

              (f) the Non-Failing Member may elect to acquire the Entire Interest of the Failing Member for ninety percent (90%) of the Cash Purchase Price (determined as provided in

Section 10.3(a) and using the procedures set forth in Section 10.3(a) with the assumption that the Failing Member is the Other Member and has elected to sell its Entire Interest and with the further assumption that the Specified Value is the then current fair market value of the Company, in the opinion of a reputable, qualified business appraisal firm, a copy of whose appraisal report is provided by the Non-Failing Member to the Failing Member).

       4.7 Change in Percentage Interest. If either Member makes a Priority Capital Contribution pursuant to Section 4.6, each timely Capital contribution made by the Non-Failing Member pursuant to Section 4.5 plus an amount equal to 3 times the Priority Capital Contribution, shall be added to and become part of the Unreturned Capital Contributions of the Non-Failing Member (for all purposes of this Agreement), the Non-Failing Member's Percentage Interest in the Company shall be increased to the percentage determined by dividing the Non-Failing Member's Unreturned Capital Contribution (after making the credit described above) by the then total Unreturned Capital Contribution in the Company (after credit for the Priority Capital Contribution only, but disregarding the 3 times multiplier) and the Failing Member's Percentage Interest in the Company shall simultaneously be reduced to a percentage equal to one hundred percent (100%), less the Non-Failing Member's new Percentage Interest in the Company, as calculated pursuant to the preceding clause of this Section 4.7.

       4.8 Effect of Change of Percentage Interest. If the Percentage Interests of the Members are changed pursuant to the operation of Section 4.7 above or any of the other terms of this Agreement during any calendar year, the amounts of all items to be credited, charged or distributed to such Members for such entire calendar year in accordance with their respective Percentage Interest in the Company shall be allocated to the portion of such calendar year which precedes the date of such change (and if there shall have been a prior change in such calendar year, which commences on the date of such prior change) and to the portion of such calendar year which occurs on and after the date of such change (and if there shall be a subsequent change in such calendar year, which precedes the date of such subsequent change), in proportion to the number of days in each such portion, and the amounts of the items so allocated to each such portion shall be credited, charged or distributed to such Members in proportion to their respective Percentage Interest in the Company during each such portion of the calendar year in question. For purposes of this Section 4.8, the first calendar year shall commence on the date of this Agreement and shall end on December 31 of the year in which this Agreement is dated.


                 ARTICLE 5. LOANS BY MEMBERS; FREDDIE MAC LOANS

       5.1 Loans. Neither Member shall be obligated to lend any money to the Company and the Members may not require a loan to be made. Except as provided in
Section 6.7, and except for Special Loans made pursuant to Section 4.6, the Company shall not borrow any money without the unanimous approval of the Members. If, following such approval, either or both Members or an Affiliate of either Member shall lend any money to the Company, such Special Loan or Loan, as the case may be, shall not be considered a capital contribution of such Member and shall not increase the Capital Account, Unreturned Capital Contribution or Percentage Interest of such Member or entitle it to any increase in its share of the distributions of the Company. Each Special Loan or Loan made by either Member or any Affiliate thereof to the Company shall be an obligation of the Company, provided that (i) neither Member shall be personally obligated to repay the Special Loan or Loan or to make any contribution to the capital of the Company to enable the Company to repay the Special Loan or Loan, and (ii) the Special Loan or Loan shall be payable or collectible only out of the assets of the Company. All Special Loans made pursuant to Section 4.6 shall be unsecured and shall bear interest at the rate of 5% per annum above the prime rate published in The Wall Street Journal (the "Prime Rate") from time to time, compounded annually, while such Special Loans are outstanding. If The Wall Street Journal ceases to publish the Prime Rate, the Members shall reasonably determine a substitute method for determining the Prime Rate. In no event shall the rate of interest on any Loan (including any Special Loan) exceed the highest rate permitted by law for the lender which, if exceeded, could subject the lending Member or an Affiliate to penalties or forfeiture of all or any part of the interest or principal; such rate of interest on a Loan shall automatically be reduced to the highest level permitted without violating any such law.

       5.2 Payment of Special Loan and Loans. Subject to the other provisions of this Section 5.2, all Operating Cash Flow and Extraordinary Cash Flow (but without deduction for payment of interest or principal on any Special Loans or Loans ) shall, to the extent of available cash, be applied and paid monthly, first to the payment of accrued interest on any Special Loans, then to the payment of principal of any Special Loans, then to the payment of accrued interest on any Loans, and then to the payment of principal of any Loans, before any distribution is made to a Member as stipulated in Article 9. If at any time Special Loans by both members shall be outstanding, and if the aggregate balances, including accrued interest, of such outstanding Special Loans made by the respective Members shall not be in the proportion of the respective Percentage Interests of the Members, then payment shall be made only upon the Special Loan of the Member whose Special Loan balance, including accrued interest, is disproportionately high, until the balances (including interest) payable on the respective Member's Special Loans to the Company shall be in the ratio of the respective Percentage Interests of the Members. If at any time Loans by both Members shall be outstanding, and if the aggregate Loan balances, including accrued interest, of such outstanding Loans made by the respective Members shall not be in the ratio of the respective Percentage Interests of the Members, then payment shall be made only upon the Loan of the Member whose Loan balance, including accrued interest, is disproportionately high, until the balance (including interest) payable on the respective Members' Loans to the Company shall be in the ratio of the Members' respective Percentage Interests. When the amounts of the Special Loan and/or Loan balances (including interest), as the case may be, of the respective Members are in the ratio of the Percentage Interests of the respective Members, all payments of interest on and repayments of the principal of such Special Loans or Loans shall be pro rata in accordance with the remaining balance (including interest) of each of the Special Loans or Loans.

       5.3 Freddie Mac Loans. As of the date of this Agreement, the Properties are subject to the Freddie Mac Loans. The Members do hereby approve the terms and conditions of the Freddie Mac Loans and authorize the Managing Member to direct the Property Manager to comply with the terms and conditions of the Freddie Mac Loans, and to make all payments due under the Freddie Mac Loans, as and when due thereunder.

                      ARTICLE 6. MANAGEMENT OF THE COMPANY

       6.1 Managing Member Authority, Rights and Duties . Subject to obtaining the unanimous prior written approval of all Members for all Major Decisions, as described in Section 6.10 below, and subject to the unilateral right of SHP to require certain actions to be taken by the Company, as described in Section 6.7 below, the Managing Member shall have responsibility for the management, supervision and control of the Company and shall be responsible for the establishment of policy and operating procedures respecting the business affairs of the Company in its good-faith business judgment. The day-to-day operations of the Property shall be the responsibility of the Managing Member, but such day-to-day operations shall be delegated to Initial Property Manager or another Property Manager acceptable to SHP, pursuant to the terms, conditions and limitations set forth in the Initial Management Agreement or any subsequent Management Agreement. Managing Member shall keep all Members informed about the status of the Project operations on a regular basis. Managing Member shall forward to all Members, promptly upon receipt, copies of all budget proposals, reports and other information which are not contemplated in the Approved Budget but which the Property Manager is obligated to provide pursuant to the Management Agreement. If requested by the other Members, Managing Member will hold a meeting (either in person or by telephone), not more frequently than once per calendar quarter, to provide the other Members a status report on the Project operations. Unless and until removed by SHP pursuant to Section 12.1, Sunrise shall be the Managing Member. Subject to Section 6.7 and Section 6.10 below, Managing Member shall have the following rights and authority to act on behalf of the Company:

       (a) To enter into any resident agreement for space in the Project, so long as such resident agreement is consistent with the Approved Budget;

       (b) To make payments required under the Freddie Mac Loans or any other Loans as and when due;

       (c) To establish, maintain and draw upon checking, savings and other accounts in the name of the Company as provided in Section 6.2 below;

       (d) To enter into contracts from time to time with any person for the operation or management of the business of the Company, so long as such contracts are consistent with the Approved Budget;

       (e) Subject to the express limitations in Section 6.10, to compromise any claim or liability due to the Company;

       (f)    To make any tax elections to be made by the Company;

       (g)    To use a trade name in the operation of the Company;

       (h) To execute, acknowledge or verify, and deliver any and all instruments that the Manager considers necessary or desirable to effectuate any of the foregoing;

       (i) To take all action reasonably necessary to maintain in full force and effect all licenses, permits, approvals and insurance required for the operation of the Project; and

       (j) To do any and all of the foregoing upon such other terms and conditions as the Managing Member, in its reasonable discretion, determines to be necessary, desirable or appropriate.

       6.2 Bank Accounts. The Company will maintain separate bank accounts in such banks as the Managing Member may designate exclusively for the deposit and disbursement of all funds of the Company, subject to the approval of such banks by all Members. All funds of the Company shall be promptly deposited in such accounts. The Managing Member from time to time shall authorize signatories for such accounts, which shall include at least two (2) individuals designated by each Member.

       6.3 Reimbursement for Costs and Expenses. Subject to the terms of the Approved Budget, the Managing Member will fix the amounts, if any, by which the Company will reimburse each Member for any costs and expenses incurred by such Member on behalf and for the benefit of the Company; provided, however, that except as otherwise provided herein or in any separately-executed agreement relating to the business and operation of the Company, no overhead or general administrative expenses of any person or entity anyone other than the Company itself shall be allocated to the operation of the Company, and no salaries, fees, commissions or other compensations shall be paid by the Company to any Affiliate of any Member or to any partner, officer or employee of either Member or its Affiliates for any services rendered to the Company. The Managing Member shall not be entitled to any fee or compensation for performing its duties and obligations under this Agreement, nor, except as expressly provided in any Approved Budget, shall the Managing Member be entitled to reimbursement for any costs or expenses in connection with the performance of its duties.

       6.4 Fidelity Bonds and Insurance. Managing Member shall cause Property Manager (including, without limitation, the Initial Property Manager) to obtain fidelity bonds with reputable surety companies, covering all persons having access to the Company's funds and indemnifying the Company against loss resulting from fraud, theft, dishonesty and other wrongful acts of such persons. The Company shall carry, in companies acceptable to the

Managing Member all property, liability and worker's compensation insurance as shall be required under applicable mortgages, leases, agreements, and other instruments and statutes in accordance with risk management guidelines unanimously agreed upon by the Members; provided, however, that if property insurance coverage is available to SHP at rates 95% or less than the rates for the property insurance obtained by Managing Member and is otherwise substantially similar in scope, amounts of coverage and deductibles, SHP shall have the right to require the Company to carry property insurance coverage through the blanket insurance coverages to which SHP has access. The expense of such fidelity bond shall be paid by Property Manager (including, without limitation, the Initial Property Manager), but the cost of the other insurance shall be an expense of the Company.

       6.5 Management Agreement. On or about the date of this Agreement, the Company will enter into a Management Agreement ("Initial Management Agreement") with Initial Property Manager, in the form and containing the provisions of Exhibit D hereto attached and made a part hereof, providing that Initial Property Manager will manage the day-to-day operation of the Property, as an independent contractor, for the compensation and term specified therein. Should such Initial Management Agreement terminate for any reason, the Company will enter into an agreement for management of the Property with an operator or operators satisfactory to SHP. Such Initial Management Agreement (or any other management agreement entered into by the Company after the termination or expiration of such Initial Management Agreement), as the same may be amended or restated from time to time, is referred to herein as the "Management Agreement". The ownership of and transfers of interests in Initial Property Manager shall be limited as set forth in the Initial Management Agreement.

       6.6 Approved Budget. As defined in, and as required by the terms of the Initial Management Agreement, the Annual Operating Budget, Marketing Budget, Capital Budget and Repairs and Equipment Estimate (collectively "Budgets") will be prepared by the Initial Property Manager and delivered to Managing Member, who will in turn deliver all such items to the other Members. All Budgets for the upcoming calendar year will be delivered to SHP for review not later than November 15 of the preceding year. The Owner's approval right in the Initial Management Agreement, and in any subsequent Management Agreement, with respect to all Budgets, shall require the prior written approval of all Members before Managing Member can approve any of the Budgets. SHP's approval of the Budgets will be subject to the terms and conditions set forth below in this Section 6.6. The Annual Operating Budget, Marketing Budget, Capital Budget and Repairs and Equipment Estimate approved by SHP for any calendar year are referred to in this Agreement collectively as the "Approved Budget."

              (a) Annual Operating Budget. So long as the Properties are producing NOI which equals or exceeds the NOI set forth on the operating pro-forma approved by SHP for the Properties, a copy of which is attached hereto as Exhibit E (the "Operating Pro Forma"), SHP will not unreasonably withhold its approval of the Annual Operating Budget and Marketing Budget proposed by the Initial Property Manager. To the extent that the Properties do not produce NOI, for any calendar year, equal to or better than the Operating Pro Forma for that year,

SHP shall have the right to approve, in SHP's sole and absolute discretion, the Annual Operating Budget and Marketing Budget proposed for subsequent calendar years until the Properties produce NOI for an entire calendar year which is equal to or exceeds the NOI for that year in the Operating Pro Forma, in which case SHP will again be obligated not to unreasonably withhold its approval of the proposed Annual Operating Budget, unless and until the Properties fail to produce NOI for any calendar year thereafter which is not equal to or greater than the NOI shown in the Operating Pro Forma for that year. The Operating Pro Forma attached hereto as Exhibit E contains projected NOI for only the first five (5) years following the date of this Agreement. In connection with the review and approval process for the Budgets for calendar year 2006, Managing Member and SHP shall negotiate in good faith to reach agreement on projected NOI figures for the next succeeding five-year period to be used for purposes of this
Section 6.6(a). If the parties are unable to agree on the projected NOI for such next succeeding five (5) year period, the NOI shall be increased for each calendar year thereafter during the next five (5) year period by the greater of
(i) three and one-half (3 1/2%) per cent or (ii) the percentage increase in the figure at which the CPI stands as of January 1, 2006 (or 2011, 2016, 2021 or 2026, as applicable), compared to the figure at which the CPI stands on the previous January 1. Managing Member and SHP will attempt to agree on projected NOI figures as of the beginning of each five-year period (i.e., 2006, 2011, 2016, etc.) using the procedure set forth above. If the parties are unable to agree, the projected NOI will continue to be increased on an annual basis using the method described above. To the extent that any proposed Annual Operating Budget is not approved prior to the commencement of the fiscal year to which such budget is to relate, the Annual Operating Budget for the prior fiscal year, plus a three and one-half percent (3 1/2%) increase for each line item contained in such budget, shall be utilized in connection with the operation of the Property.

              (b) Capital Budget. The Capital Budget proposed by Initial Property Manager will include the Repairs and Equipment Estimate and a reserve of $500 per unit, in the Property to be available for capital repairs and the acquisition of furniture, fixtures and equipment normally capitalized under generally accepted accounting principles ("Reserve"). The Reserve for the Property shall be held by the Initial Property Manager in an interest bearing account and shall be expended only for capital repairs/replacements and/or capitalized furniture, fixtures or equipment which are authorized in an approved Annual Operating Budget or an approved Capital Budget. To the extent that funds are reserved for items set forth in the approved Capital Budget and are not spent in a given year for which the Capital Budget relates, the funds will be carried over into a separate reserve account for future use on items included within a future approved Capital Budget, but may not be used for any other purpose; provided, however, that any accumulated amount in the Reserve which is in excess of $35,000.00 will not be carried over into a new fiscal year but will instead by distributed as part of Operating Cash Flow at the end of such fiscal year, unless the expenditure of such excess funds is contemplated by the next year's Approved Budget

              (c) SHP's approval rights with respect to the Repairs and Equipment Estimate and the Capital Budget, shall be subject to the following conditions: (i) with respect to expenditures which the Initial Property Manager is entitled to require the Owner to fund, (e.g. to comply with laws, maintain licenses, prevent defaults under the Freddie Mac Loans or prevent a material safety hazard), SHP may not withhold its approval under any circumstances and shall be obligated to approve the expenditures; (ii) with respect to expenditures which are in the nature of repairs, maintenance or capital replacements of items which are worn out or are in disrepair and which the Initial Property Manager believes are necessary to maintain the Project in accordance with the standards customary for first-class senior housing facilities, SHP shall not unreasonably withhold its approval; and
(iii) with respect to any other capital expenditures including, without limitation, expansions or additions to the Project, additions of new amenities to the Project, upgrades to materials used in the interior or exterior of the Project, and improvements to change the appearance of the Project, SHP shall have the right to withhold its approval in its sole and absolute discretion.

       (d) If the Initial Management Agreement is terminated, the Management Agreement with a new Property Manager shall be subject to the approval of SHP in SHP's sole and absolute discretion, but it shall provide for Budgets of the type described in the Initial Management Agreement and will require those Budgets to be submitted to the Owner by the dates set forth in the Initial Management Agreement. However, the categories and expenditures which the Initial Property Manager shall be entitled to require the Owner to fund, if any, shall be modified or eliminated in the new Management Agreement, and, subject to the requirements of any Loan, the Reserve shall be eliminated, all as directed by SHP at the time the new Management Agreement is negotiated and executed.

       6.7    SHP's Rights.


              (a) Notwithstanding anything to the contrary in this Article 6, SHP, in its capacity as a Member, and not in a representative capacity, shall have the sole and exclusive right, without the unanimous approval of the Members, to cause or permit the Company to do or perform the following:

                     (1) subject to, and only in accordance with, the provisions of Section 10.5 (and subject to the rights of Sunrise, which are also provided in Section 10.5), to cause the Property to be sold or to market the Property;

                     (2) to cause any loans (including the Freddie Mac Loans) to be paid off, in whole or in part, in connection with any sale of the Property which SHP is entitled to, and elects to, consummate as provided in this Agreement; provided, however, any prepayment penalties thereby incurred shall be paid by the Members in proportion to their respective Percentage Interests at the time in question;

                     (3) subject to, and only in accordance with, Section 6.7(b), to cause the Company to refinance debt for the Property or the Properties after the Freddie Mac Loans are paid off; so long as neither Member is economically disadvantaged by the refinancing and provided that any prepayment penalties thereby incurred shall be paid by the Members in proportion to their respective Percentage Interests at the time in question;

                     (4) to exercise any of the Company's rights to terminate the Initial Management Agreement (or any subsequent Management Agreement) and to cause the Company to enter into a Management Agreement with a new Property Manager; provided, however, if SHP requires Owner to exercise the termination right provided to Owner under Section 12.01(h) of the Initial Management Agreement, SHP shall be obligated to require the Owner of each of the other Properties located in ___________________ to exercise concurrently the same termination right in each of the Initial Management Agreements for those Properties and to pay the Termination Fee due under each of such Initial Management Agreements concurrently (but such requirement shall not be applicable with respect to any Property which has been conveyed, prior to the effective date of termination, to a third party which is not an Affiliate of SHP); or

                     (5) to determine whether and to what extent the Property should be repaired or restored in the event of (i) a loss by fire or other casualty, if the estimated costs of repair or restoration (as determined by the Company's property insurance carrier) exceed 10% of the then current fair market value of the Property (as determined by an experienced, reputable M.A.I. appraiser selected by the Managing Member), or (ii) a condemnation of any portion of the Property, the fair market value of which, exceeds 10% of the then current fair market value of the Property (as determined by an experienced, reputable M.A.I. appraiser selected by the Managing Member).

              (b) If the Freddie Mac Loans (or any subsequent loans) expire and/or are paid off and released by the Company pursuant to their terms and SHP determines to refinance the Property or the Properties pursuant to Section 6.7(a)(3), SHP shall deliver a notice to Sunrise (a "Finance Proposal Notice") of SHP's intent, which notice shall include the proposed terms of such refinancing and a list of the lenders from which SHP intends to seek such refinancing ("SHP's Lender List"). While SHP is trying to obtain such refinancing from a lender, Sunrise may concurrently seek alternatives to SHP's proposed financing or refinancing from other lenders provided Sunrise has delivered a notice to SHP of Sunrise's intent, which notice shall include a list of the lenders from which Sunrise intends to seek such financing or refinancing ("Sunrise's Lender List"). Sunrise shall not, without the unanimous prior written approval of all Members, have any authority to bind the Company to any loan commitment. Subject to complying with the remaining provisions of this
Section 6.7, SHP shall have the authority to bind the Company to a loan commitment. Sunrise's Lender List shall not include any of the lenders included in SHP's Lender List. The Members shall coordinate their efforts to assure that Sunrise does not approach prospective lenders which are on SHP's Lender List and SHP does not approach prospective lenders which are on Sunrise's Lender List.

      When SHP has determined the actual refinancing structure it wishes to obtain and has identified the lender willing to provide such financing or refinancing, SHP shall deliver a second notice to Sunrise (a "Financing Commitment Notice") setting forth the terms of such refinancing and the identity of such lender. If (i) Sunrise notifies SHP within ten (10) days after Sunrise's receipt of the Financing Commitment Notice that Sunrise has identified an alternative lender which will provide refinancing on the same or better terms as that proposed by SHP (including loan amount, term, amortization schedule, interest rate, prepayment penalties and participation features) at a lower cost and which will not result in a Plan Violation; and (ii) SHP, in SHP's sole and absolute discretion, determines that the financing from the alternative lender identified by Sunrise will provide comparable refinancing on the same or better terms as that proposed by SHP, including operation and ownership constraints, and that the Company will be able to obtain such financing or refinancing within the time parameter determined by SHP, then the Company shall pursue such refinancing from such alternative lender, otherwise SHP shall have the right to bind the Company to a loan commitment and shall be free to proceed to close the refinancing outlined in the Financing Commitment Notice. Notwithstanding anything to the contrary set forth hereinabove, neither Member shall have the right, without the other Member's consent, to seek any financing or refinancing which: (i) is recourse to any Member; (ii) is convertible or includes any participating mortgage structure (i.e., a mortgage which grants to the mortgagee an equity interest or an option to convert some or all of the debt into an equity interest); (iii) commits the other Member to relinquish any of its equity in the Company or dilute its Percentage Interest or its interest in any item of income, loss or cash; (iv) requires any changes to the terms of the Management Agreement, or (v) will result in the Property having a debt service coverage ratio (as of the date of the closing of the financing or refinancing) of less than 1.3 to 1. As used above, the term Debt Service Coverage Ratio shall mean the ratio of (x) the annualized cash flow (including both Operating Cash Flow and Extraordinary Cash Flow for the Property and based upon the four calendar months immediately preceding the date the new financing or refinancing will be closed) prior to the payment of debt service of the Company to (y) the then annual debt service payable under all outstanding debt attributable to the Property (excluding Loans and Special Loans) immediately after funding of the new refinancing, including debt service on such financing or refinancing.

       6.8 Indemnification. Neither Member shall be liable to the Company or to the other Member for any act performed or omitted to be performed by the Member in connection with Company business, unless the Member's course of conduct was in breach of this Agreement or constituted fraud, unauthorized acts, bad faith, willful misconduct or gross negligence. A Member shall defend and indemnify the Company and the other Member against, and hold it and them harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by the Company or the other Member or either of them by reason of the indemnifying Member's fraud, bad faith, willful misconduct, gross negligence, unauthorized acts or breach of this Agreement. The Company shall defend and indemnify each Member against, and hold it and them harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by the Member by reason of any act performed by it on behalf of the Company or in furtherance of the Company's interests other than by fraud, bad faith, willful misconduct, gross negligence, unauthorized acts or breach of this Agreement. The Company shall defend and indemnify any person executing the original Articles of Organization against, and hold such person harmless from, any loss, damage, claim, judgment, cost, expense or liability, including reasonable attorneys' fees, incurred or sustained by such person by reason of having prepared or filed the original Articles of Organization or his status as the organizer of the Company, except to the extent of such person's fraud, bad faith, willful misconduct or gross negligence.

       6.9 Operation as a REOC. The Company shall conduct its activities so as to qualify the Company as a "real estate operating company" ("REOC") within the meaning of 29 C.F.R. Section 2510.3-101 (the "Plan Assets Regulation"). The Company shall also require the Initial Management Agreement for the Initial Property Manager and the Management Agreement for any subsequent Property Manager to include a requirement that the Property be operated as a REOC. The "annual valuation period" of the Company for purposes of qualifying as a REOC under the Plan Assets Regulation shall be the 90-day period commencing on each Anniversary Date (as defined below) unless the Company pre-specifies an earlier annual valuation period in accordance with the Plan Assets Regulation. "Anniversary Date" means each anniversary of the Company's first investment other than a short-term investment pending long-term commitment.

       6.10 Major Decisions. All of the following shall be considered major decisions ("Major Decisions"), which shall require the prior written approval of all Members , which approval right may be granted or withheld by the applicable Member in its sole discretion:

       (a) Invest in, purchase or otherwise acquire any real property, other than the Property, or any direct or indirect beneficial ownership interest therein;

       (b) Subject to the rights of the parties in Article 10, cause any sale, transfer, assignment, conveyance, exchange or other disposition of the Property or of all or any substantial part of any assets of the Company;

       (c) Except for SHP's rights as described in Section 6.7 above, cause the Company to borrow money, refinance, recast, extend, compromise or otherwise deal with any Loans (including securing such Loans) of the Company;

       (d) Except for Special Loans, approve the terms of any loan by a Member or the Managing Member to the Company;

       (e)    Admit or remove any party as a Member or, except as provided in
Section 12.1 below, remove Sunrise as the Managing Member of the Company;

       (f) Enter into, renew, modify or terminate or cause the Company to enter into, renew, modify or terminate any contract for which the annual amount due from the Company exceeds $50,000 or which calls for the provision of services for a term of greater than one (1) year or which is not terminable by the Company without cause or penalty on thirty (30) days' or less prior written notice;

       (g)    Issue a Notice to Finance except as expressly permitted by Section
4.5;

       (h) Confess a judgment against the Company or join in, initiate or take any action for foreclosure, bankruptcy or any other insolvency proceedings (for the purposes hereof, a plea of nolo contendere by the Managing Member shall be the equivalent of a guilty plea);

       (i) Dissolve, liquidate or otherwise terminate the Company, except pursuant to the provisions of Article 12 and Article 13;

       (j) Amend this Agreement or knowingly take or permit any action to occur which would adversely affect or otherwise alter the structure of the Company;

       (k) Take any action in contravention of this Agreement, or an Approved Budget;

       (l) Other than the Reserve, establish any reserves unless the establishment or replenishing of such reserves shall have been included as part of an Approved Budget;

       (m) Terminate any contractual arrangement with or otherwise replace the Company's primary independent certified public accountant or retain the services of a new, primary independent certified public accountant;

       (n) Execute, terminate, amend, extend, renew, modify or enforce any commercial lease (except any not in excess of five (5) years, including renewals, and which does not require payments in excess of $20,000 ;

       (o) Settle any contract claim (other than any claim enforcing the obligations of any resident under a resident agreement, with respect to which Managing Member shall have sole discretion) made by or against the Company in excess of $100,000.00 or settle any other type of action, regardless of the amount in issue;

       (p) Select counsel and direct the conduct of any litigation, arbitration or other proceeding involving a contract claim (other than any claim enforcing the obligations of any resident under a resident agreement, with respect to which Managing Member shall have sole discretion) in excess of $250,000.00 or involving any other type of action, regardless of the amount in issue; or

       (q) Cause any disproportionate distribution to be made to any Member that is not otherwise provided for by this Agreement.

                ARTICLE 7. BOOKS AND RECORDS, AUDITS, TAXES, ETC.

       7.1 Books; Statements. In addition to the establishment and maintenance of Capital Accounts pursuant to Section 7.9, the Company shall keep such other books and records as the Members shall unanimously determine. The books and records shall be prepared in accordance with generally accepted accounting principles consistently applied. All books and records and all statements described herein which are required to be prepared by the Company shall be prepared by the TMP. Except where specifically provided for in this Agreement, the Members shall unanimously determine the methods to be used in the preparation of financial statements.

              Following the Effective Date of the Agreement:

              (a) the Company shall prepare or cause to be prepared, by the Property Manager for the unanimous approval of the Members and in accordance with the terms of the Management Agreement, a statement setting forth the calculation of Operating Cash Flow for the Property for each period of time, but not less often than quarterly, at the end of which the Company is to make periodic distributions of Operating Cash Flow as provided in Section 9.3, and the Company shall furnish a copy of such cash flow statement to each Member within fifteen (15) days after the end of such period;

              (b) no later than the twenty-fifth (25th) day of each month during the term of this Agreement, the Company shall prepare for the Property, and shall submit to each Member, an accrual basis balance sheet dated as of the end of the preceding month, together with an accrual basis profit and loss statement for the calendar month next preceding with a cumulative calendar year accrual basis profit and loss statement to date, and a statement of change in each Member's Capital Account for the preceding month and year to such date; and

              (c) as soon as practicable, but no later than ninety (90) days, after the end of each fiscal year of the Company, a general accounting and audit shall be taken and made by independent certified public accountants of recognized standing, selected by the TMP in accordance with Section 7.6 and retained by the Company, which accounting and/or audit shall cover the assets, properties, liabilities and net worth of the Company, and its dealings, transactions and operations during such fiscal year, and all matters and things customarily included in such accountings and audits, and a full, detailed certified statement shall be furnished to each Member showing on an accrual basis the assets, liabilities, properties, net worth, profits, losses, net income, Unreturned Capital Contributions, Priority Capital Contributions, Operating Cash Flow, Extraordinary Cash Flow, reconciliation of Preferred Return distributions, changes in cash flow of the Company for such fiscal year and each Member's capital in the Company together with a full and complete report of the audit scope and audit findings in the form of a management audit report with an internal control memorandum.

       7.2 Where Maintained. The books, accounts and records of the Company shall be at all times maintained at its principal office. If requested by the Company, the Property Manager shall, pursuant to the terms of its Management Agreement, keep and maintain such books, accounts and records, and its only payment for doing so shall be the fees paid under the Management Agreement. The Managing Member may, at any time, transfer the responsibility for keeping and maintaining such Company books and records to another party if it determines that the Company may recognize cost savings by doing so.

       7.3 Audits. Either Member may, at its option and at its own expense, conduct internal audits of the books, records and accounts of the Company. Audits may be on either a continuous or a periodic basis, or both, and may be conducted by employees of either Member, or an Affiliate of either Member, or by independent auditors retained by the Company or by either Member.

       7.4 Objections to Statements. Each Member shall have the right to object to the statements described in Sections 7.1(a), (b) and (c) by giving notice in writing to the other Member within thirty (30) days after such statements are received by each Member, indicating in reasonable detail the objections of such Member and the basis for such objections. If either Member shall fail to give such notice within said thirty (30)-day period, such statements and the contents thereof shall, in the absence of fraud or willful misconduct by the other Member or the independent certified public accountants certifying the statements, be deemed conclusive and binding upon such party so failing to give such written notice, subject, in the case of the statements provided for in Sections 7.1(a) and (b), and to the audit provided for in
Section 7.1(c). Objections to any statement and any disputes concerning the findings of, and questions raised as the result of, audits of the Company's books shall be settled by the unanimous agreement of the Members.

      Upon approval or deemed approval of the statement described in Section 7.1(c) (the "Approved Financial Statement"), a comparison shall be made of the actual Operating Cash Flow to the Operating Cash Flow distributed pursuant to
Section 9.3. To the extent that the Company has made a distribution to a Member (the "Excess Member") in excess of the amount which the Excess Member should have received based on a distribution of Operating Cash Flow set forth in the Approved Financial Statement, the Excess Member shall recontribute to the Company, within fifteen (15) days after the creation of the applicable Approved Financial Statement, the excess amount (the "Excess Amount") received by it. The Company shall then distribute such Excess Amount (1) first, to any Member who received a distribution less than such Member should have received based on the distribution of Operating Cash Flow set forth in the Approved Financial Statement, an amount equal to such deficiency and (2) second, to the extent of the remaining Excess Amount, in accordance with Section 9.3.

       7.5 Tax Returns. The Company shall be treated and shall file its tax returns as a partnership for Federal, state, municipal and other governmental income tax and other tax purposes. The Company shall prepare or cause to be prepared, on an accrual basis, all Federal, state and municipal partnership tax returns required to be filed. Unless otherwise determined by unanimous agreement of the Members, such tax returns shall be prepared by independent certified public accountants selected pursuant to Section 7.6, who shall sign such returns as income tax preparers (as defined in Section 7701(a)(36) of the Code). The Company shall submit drafts of the returns to each Member for review and approval no later than April 15th of each year and shall submit final returns to the IRS not later than May 15th of each year. Each Member shall notify the other Member(s) upon receipt of any notice of tax examination, tax deficiency or tax adjustment of the Company by Federal, state or local authorities.

       7.6 Tax Matters Partner. Sunrise shall be the tax matters partner ("TMP"), as defined in Section 6231 (a)(7) of the Code, with respect to operations conducted by the Company during the period that SHP is a Member. The TMP shall comply with the requirements of Section 6221 through Section 6232 of the Code. The TMP shall have the authority, in its reasonable discretion, to select and appoint independent certified public accountants to prepare tax returns and annual audited financial statements for the Company, the expense of which shall be borne by the Company. Notwithstanding the foregoing, prior approval of all Members shall be required to extend the statute of limitations for any federal income tax matters or to proceed with respect to the contest of any federal income tax matters in any forum other than the United States Tax Court.

       7.7 Tax Policy. The Company shall make any and all tax accounting and reporting elections and adopt such procedures as all Members shall unanimously determine.

       7.8 Section 754 Election. Each Member shall notify the Company promptly in the event of a Transfer of a Membership Interest in accordance with the provisions of Treas. Regs. Section 1.743-3-1(k) and the Company shall make and file a timely election under Section 754 of the Code (and a corresponding election under applicable state or local law) in the event of a transfer of an interest in the Company permitted hereunder or the distribution of property to a Member. Any Member or transferee first requesting an election hereunder shall reimburse the Company for reasonable out-of-pocket expenses incurred by the Company in connection with such election, including, without limitation, any legal or accountants' fees; thereafter, each transferee shall reimburse such expenses with respect to adjustments under Section 743 of the Code in the proportion which the interest of each transferee bears to the sum of the interests of all transferees; the Company shall bear the expenses of any adjustments under Section 734 of the Code.

       7.9    Capital Accounts.

              (a) There shall be established on the books of the Company a single capital account (the "Capital Account") for each Member. The opening balance of each Member's Capital Account shall be equal to each Member's initial Contribution as set forth in Section 4.1 of this Agreement.

              (b) The Capital Account of each Member (regardless of the time or manner in which such Member's interest was acquired) shall be maintained in accordance with the rules of Section 704(b) of the Code and the Treasury Regulations thereunder (including particularly Section 1.704-1(b)(2)(iv) of the Regulations). Adjustments shall be made to the Capital Accounts for all distributions and allocations (other than allocations pursuant to Section 9.6) as required by the rules of Section 704(b) of the Code. In general, a Capital Account shall be:

                  (1) increased by (i) the amount of money contributed by the Member to the Company (including the amount of any Company liabilities that are assumed by such Member other than in connection with the distribution of Company property and including any amounts contributed to the Company pursuant to
Section 7.4), (ii) the fair market value of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Section 752 of the
Code), and (iii) except as provided in Section 7.9(b)(3) and Section 7.9(b)(4), allocations to the Member of Company profits and gain for federal income tax purposes (or items thereof), including profits and gain exempt from taxation;

                  (2) decreased by (i) the amount of money distributed to the Member by the Company (including the amount of such Member's individual liabilities that are assumed by the Company (other than in connection with contributions of property to the Company) and including any amounts distributed to such Member by the Company pursuant to Section 7.4), (ii) the fair market value of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to Section 752 of the Code), (iii) allocations to the Member of expenditures of the Company not deductible in computing the Company's taxable income and not properly chargeable to capital, and (iv) except as provided in
Section 7.9(b)(3) and Section 7.9(b)(4), allocations to the Member of Company loss and deduction for federal income tax purposes (or items thereof);

                  (3) where Section 704(c) of the Code applies to Company property, adjusted in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g) as to allocations to the Members of depreciation, depletion, amortization and gain or loss, as computed for book purposes with respect to such Company property; and

                  (4) except as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(m), computed without regard to any election under Section 754 of the Code which may be made by the Company.

If there is a transfer of all or a part of an interest in the Company by a Member, the Capital Account of the transferor that is attributable to the transferred interest shall carry over to the transferee of such Member.

       7.10 Ownership Representation. Each Member represents and warrants to the Company and to the other Members that it is a U.S. person as that term is defined under Section 7701(a)(30) of the Code.

                             ARTICLE 8. FISCAL YEAR

       8.1 Calendar Year. The fiscal year of the Company shall be the calendar year, unless (subject to obtaining consent of the Internal Revenue Service) the Members shall hereafter unanimously agree, in writing, to adopt a different fiscal year.


                    ARTICLE 9. DISTRIBUTIONS AND ALLOCATIONS

       9.1 Percentage Interests in Company. Except as otherwise expressly provided in this Agreement, the Percentage Interest of the respective Members in the Company shall be as follows:


                        SHP               75%
                        Sunrise           25%

The percentage interest of each Member, which is subject to the preferred and priority rights provided for herein, is hereinafter called such Member's "Percentage Interest".

       9.2 Certain Definitions. The following terms shall have the following meanings when used herein:

(a) "Operating Cash Flow" shall mean the net income or loss of the Company for the fiscal period in question, as determined by the unanimous agreement of the Members in accordance with generally accepted accounting principles, consistently applied and adjusted as set forth in (1) and (2) below.

                  (1) Additions. There shall be added to such net income or subtracted from such loss, without duplication, the following items: (i) the amount charged during such period for depreciation, amortization or any other deduction not involving a cash expenditure, (ii) the amount of cash expenditures paid out of cash reserves during such period, to the extent that such expenditures were deducted in determining net income or loss, (iii) rental receipts, collection of receivables and other cash receipts during such period which were included in determining net income or loss in a prior accounting period, (iv) the costs and expenses incurred during such period in connection with any Major Capital Event for such Property, to the extent deducted from gross income in the determination of net income or loss, except to the extent that net receipts from such Major Capital Event were insufficient to pay such costs and expenses, (v) proceeds of short-term borrowings in the ordinary course of business during such period, (vi) capital expenditures and other cash sums expended during such period for items deducted in determining net income or loss, to the extent paid from proceeds of a Major Capital Event, and (vii) any amount during such period by which cash reserves previously established by the unanimous agreement of the Members in order to retain sufficient working capital or to properly reserve for actual or contingent obligations of the Company or improvements to the Property have been reduced (other than through payment of expenditures described in clause (ii) above).

                  (2) Deductions. There shall be subtracted from such net income or added to such loss, without duplication, the following items: (i) the amount of payments made on account of principal upon mortgage loans secured by the Property and upon any other loans made to the Company, other than Special Loans or Loans by Members, (ii) capital expenditures and any other cash sums expended during such period for items not deducted in determining net income or net loss, except to the extent paid from the proceeds of a Major Capital Event or reserves, (iii) any amount included in determining net income or loss during the relevant accounting period but not received in cash by the Company, (iv) the proceeds during such period of a Major Capital Event, to the extent included in determining net income or loss, (v) any amount applied to establish, replenish or increase during such period cash reserves pursuant to a unanimous determination by the Members that such reserve and the amount thereof is necessary or appropriate in order to retain sufficient working capital in the Company, to properly reserve for other actual or contingent obligations of the Company or improvements to the Property, to properly reserve for capital expenditures, or to reserve for fixtures, furniture and equipment, (vi) any amounts distributed during such period to the Members in payment of any guaranteed payment within the meaning of Section 707(c) of the Code, and any amounts paid to a Member during such period for services rendered other than in its capacity as a Member of the Company within the meaning of Section 707(a) of the Code, to the extent not previously taken into account as a deduction in determining net income or loss, and (vii) the amount of principal under then-outstanding Special Loans and Loans which are to be repaid to the Members making the same in accordance with Article 5.

              (b) "Extraordinary Cash Flow" shall mean the net cash receipts of the Company resulting from a Major Capital Event with respect to the Property, as reduced by (i) the costs and expenses incurred in connection with such Major Capital Event, including title, survey, appraisal, recording, escrow, transfer tax and similar costs, brokerage expense and attorney and other professional fees, (ii) funds deposited in reserves for the Property pursuant to a unanimous determination by the Members that such reserve and the amount thereof is required or appropriate to provide for actual or contingent obligations of the Company or improvements to the Property, (iii) funds applied to pay or prepay any indebtedness of the Company (including Special Loans and Loans from Members and interest thereon to be repaid in accordance with Article
5), in connection with such Major Capital Event, (iv) any amounts previously deducted in determining Operating Cash Flow and (v) amounts received from a condemnation or casualty which are used for reconstruction. To the extent that any amount received pursuant to a Major Capital Event has been set aside as a reserve for expenses relating to a Major Capital Event and the Members unanimously thereafter determine that all or a portion of such amount is not required for such purposes, such amount shall be included in Extraordinary Cash Flow when the Members determine that it is no longer necessary or appropriate to retain such amount as a reserve. Any non-cash consideration received pursuant to a Major Capital Event, including, without limitation, promissory notes or deferred payment obligations, shall only be deemed to be included in Extraordinary Cash Flow when received in cash by the Company; provided, however, upon unanimous agreement of the Members, such noncash assets may be distributed in kind to the Members, in lieu of cash, treating the fair market value of such non-cash assets at the date of distribution as Extraordinary Cash Flow.

              (c) "Profit" or "Loss" shall mean, for each fiscal year, the net income or net loss of the Company for such fiscal year, as the case may be, including any items of income, gain, loss or deduction that are separately stated for purposes of Section 702(a) of the Code, as determined in accordance with federal income tax accounting principles as adjusted by Treasury Regulation
Section 1.704-l(b)(2)(iv), provided that any item of income that is not subject to federal income taxation and any expenditure described in Section 705(a)(2)(B) of the Code or treated as an expense under Section 705(a)(2)(B) of the Code pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), shall be taken into account. If the context requires, "Profit" or "Loss" may be used herein and such terms shall have meanings identical to those described earlier in this
Section 9.2(c).

              (d) "SHP's Preferred Return" shall mean an amount equal to a cumulative return, compounded annually, on SHP's Unreturned Capital Contributions, of ten percent (10%) per annum. SHP's Preferred Return for the current month shall be due and payable at the time of each monthly distribution of Operating Cash Flow, if any, pursuant to Section 9.3(a) hereof.

              (e) "Sunrise's Preferred Return" shall mean an amount equal to a cumulative return, compounded annually, on Sunrise's Unreturned Capital Contributions, of ten percent (10%) per annum. Sunrise's Preferred Return payable for the current month of the Company shall be due and payable at the time of each monthly distribution of Operating Cash Flow, if any, pursuant to
Section 9.3(a) hereof.

       9.3    Cash Flow Distributions.

              (a) Operating Cash Flow. The Company shall distribute Operating Cash Flow for each calendar month during the term of the Company in which there is Operating Cash Flow, said distribution to be made not later than ten (10) days subsequent to the issuance of the operating statement for each such calendar month to the Members, as follows:

                    (1)    first, to provide the Reserve;

                    (2) second, to SHP and Sunrise, pro rata, with respect to SHP Preferred Return and Sunrise Preferred Return from Priority Capital Contributions, if any, in proportion to their respective Priority Capital Contributions (including the 3X multiplier);

                    (3) third, to SHP, an amount equal to the SHP Preferred Return payable to SHP for the current month and any unpaid SHP Preferred Return for all prior months of the current fiscal year and all prior fiscal years of the Company;

                    (4) fourth, to Sunrise, an amount equal to Sunrise's Preferred Return for the current month and any unpaid Sunrise's Preferred Return, pro rata, for all prior months of the fiscal year and all prior fiscal years of the Company; and

                    (5) fifth, any balance remaining to the Members pro rata in accordance with their applicable Percentage Interests.

              (b) Extraordinary Cash Flow. The Company shall distribute Extraordinary Cash Flow to the Members, within three (3) business days of the completion of a Major Capital Event, as follows:

                    (1) first, to SHP and Sunrise, pro rata, with respect to SHP Preferred Return and Sunrise Preferred Return arising from Priority Capital Contributions, if any, in proportion to their respective priority Capital Contributions (including the 3x multiplier);

                    (2) second, to SHP and Sunrise, pro rata, in proportion to the respective amounts of their Priority Capital Contributions (including the 3X multiplier), if any, until SHP and Sunrise receive a full return of their Priority Capital Contributions;

                    (3) third, to SHP to the extent of any accrued but unpaid SHP Preferred Return;
                    (4) fourth, to SHP until SHP receives a full return of SHP's Unreturned Capital Contributions;

                    (5) fifth, to SHP until SHP has achieved an IRR of 10% on SHP's Unreturned Capital Contributions;

                    (6) sixth, to Sunrise to the extent of any accrued but unpaid Sunrise Preferred Return;

                    (7) seventh, to Sunrise until Sunrise receives a full return of Sunrise's Unreturned Capital Contributions;

                    (8) eighth, to Sunrise, until Sunrise has achieved an IRR of 10% on Sunrise's Unreturned Capital Contributions; and

                    (9) ninth, any remaining balance shall be distributed to the Members pro rata in accordance with their respective Percentage Interests.

       9.4    Allocation of Profits and Losses For Capital Account Purposes.

              After giving effect to the allocations set forth in Section 9.6 hereof, all Profit and Loss (and to the extent necessary, as set forth in clauses (a), (b), (c) and (d) of this Section 9.4, items of gross income, gain, expense and loss) of the Company shall be allocated to the Members as follows:


             (a) If, the Company has Profit for any taxable year (determined prior to giving effect to this clause), each Member whose Partially Adjusted Capital Account is greater than its Target Capital Account, shall be allocated items of Company expense or loss for such year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Company has insufficient items of expense or loss for such year to satisfy the previous sentence with respect to all such Members, the available items of expense or loss shall be divided among such Members in proportion to such difference.

              (b) If the Company has a Loss for any year (determined prior to giving effect to this clause), each Member whose Partially Adjusted Capital Account is less than its Target Capital Account shall be allocated items of Company gain or income for such year equal to the difference between its Partially Adjusted Capital Account and Target Capital Account. If the Company has insufficient items of income or gain for such year to satisfy the previous sentence with respect to all such Members, the available items of income or gain shall be divided among such Members in proportion to such difference.


              (c) Any remaining Profit (as computed after giving effect to clauses (a) and (b) hereof and to the extent necessary to achieve the purposes hereof) shall be allocated among the Members with Target Capital Accounts (as computed after giving effect to clauses (a) and (b) of this section) in excess of Partially Adjusted Capital Accounts so as to reduce, proportionately, the differences between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for the period under consideration. To the extent possible, each Member shall be allocated a pro-rata share of the Company items allocated pursuant to this clause (c). ( d) Any remaining Loss (as computed after giving effect to clauses (a) and (b) of this section and to the extent necessary to achieve the purposes hereof) shall be allocated among the Members with Partially Adjusted Capital Accounts in excess of Target Capital Account (as computed after giving effect to clauses (a) and (b) of this section) so as to reduce, proportionately, the difference between their respective Partially Adjusted Capital Accounts and Target Capital Accounts for the period under consideration. To the extent possible, each Member shall be allocated a pro-rata share of all the Company items allocated pursuant to this clause (d).

       9.5    Distributed Property. Notwithstanding the foregoing provisions of
Article 9, upon the distribution of property to a Member, for the purposes of computing Profits and Losses, such property shall be treated as if it had been sold for its fair market value on the date of such distribution.

       9.6 Special Allocations. The following special allocations shall be made in the following order:

              (a) Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article 9, if there is a net decrease in Company Minimum Gain during any Company taxable year, each Member shall be specially allocated items of Company income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 9.6(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

              (b) Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article 9, if there is a net decrease in Member Nonrecourse Debt Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, each Member who has a share of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 9.6(b) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

              (c) The allocation contained in this Section 9.6(c) is intended to be a "qualified income offset" as defined in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) on the date hereof and shall be interpreted in a manner consistent with such regulation. Notwithstanding the provisions of Section 9.6(c), a Member shall not be allocated Losses or deductions if such allocation would cause or increase a deficit balance in such Member's Adjusted Capital Account (as defined below) as of the end of the calendar year to which such allocation relates. Any such Losses or deductions that would have been allocated to such Member but for the preceding sentence shall, to the extent permitted by this Section 9.6(c) be allocated to the other Member. In addition, if in any taxable year, a Member unexpectedly receives an adjustment, allocation or distribution that exceeds offsetting increases to such Member's Adjusted Capital Account in such taxable year (other than increases pursuant to this Section 9.6(c) then such Member shall be allocated gross income equal to the "Qualified Income Offset Amount". The Qualified Income Offset Amount is an amount equal to the amount by which zero exceeds a Member's Adjusted Capital Account. If in any taxable year to which this Section 9.6(c) applies the items of gross income of the Company are less than the amount of the Qualified Income Offset Amounts for all of the Members to which this Section 9.6(c) applies, then each Member to which this Section 9.6(c) applies shall be allocated a pro rata amount of gross income, and in subsequent taxable years each of such Members shall be allocated gross income, equal to the amount which, when added to the allocations to such Member pursuant to this
Section 9.6(c) in prior taxable years, will equal the Qualified Income Offset Amount applicable to such Member for such prior taxable year and for such subsequent taxable years. A Member's "Adjusted Capital Account" shall mean such Member's Capital Account (i) reduced for distributions that, as of the end of the taxable year, reasonably are expected to be paid to such Member to the extent that such distributions exceed offsetting increases to such Member's Capital Account that reasonably are expected to occur during (or prior to) the taxable years in which such distributions reasonably are expected to be made (other than increases resulting from allocations pursuant to Section 9.6(a) and (ii) increased for (a) the amount of such Member's share of Company Minimum Gain, (b) the amount of such Member's Nonrecourse Debt Minimum Gain and (c) such Member's future obligations to contribute to the Company (if any). For purposes of determining the amount of expected distributions and expected Capital Account increases, the book basis will be presumed to be the fair market value of Company property.

              (d) Nonrecourse Deductions shall be allocated among the Members in accordance with their Percentage Interests.

              (e) Any Member Nonrecourse Deductions for any taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

              (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such section of the Regulations.

              (g) Any special allocations of items of income, gain, loss or deduction pursuant to this Section 9.6 (including such allocations as have been made in the past as well as such allocations as are reasonably expected to be made in the future) shall be taken into account for the purpose of equitably adjusting subsequent allocations of items of income, gain, loss or deduction so that the net allocations, in the aggregate, allocated to each Member pursuant to this Article 9, and the Capital Accounts of each Member, shall to the extent possible without violating the constraints set forth in Section 9.4 and this Section 9.6, be the same as if no special allocations had been made under this Section 9.6.

       9.7 Allocations of Profits and Losses for Tax Purposes. For federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to this Agreement. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property, items of income, gain, loss and deduction attributable to a Contributed Property shall be allocated for federal income tax purposes among the Members as follows:

       (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members consistent with the principles of
Section 704(c) of the Code to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

       (b) any gain or loss remaining attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative items of "book" gain or loss is allocated pursuant to this Agreement.

To the extent the Regulations promulgated pursuant to Section 704(c) of the Code permit the utilization of alternative methods to eliminate the disparity between the agreed value of property and its adjusted basis, the Managing Member shall have the authority to elect the method to be used by the Company, and such election shall be binding on all Members.

       9.8    Recapture and Investment Credits.


              (a) Investment tax credits, if any, shall be allocated to the Members in accordance with their respective Percentage Interests.

              (b) Any recapture of depreciation deductions or investment tax credits shall be allocated to the Member to whom (or to the predecessors in interest of whom) were allocated the prior depreciation deductions or investment tax credits, as the case may be.

       9.9 Distributions and Allocations Subject to Pooling Agreement. The Company, Sunrise and SHP, together with Sunrise Abington Assisted Living, L.L.C., Sunrise Granite Run Assisted Living, L.L.C., Sunrise Haverford
Assisted Living, L.L.C., Sunrise Morris Plains Assisted Living, L.L.C.,
Sunrise Wayne Assisted Living, L.L.C., Sunrise Springfield Assisted Living, L.L.C., and Sunrise Westfield Assisted Living, L.L.C. are parties to that certain Pooling and Partnership Agreement of even date herewith ("Pooling Agreement"). Pursuant to the terms of the Pooling Agreement, Sunrise and SHP, and the owners of all of the Properties, have agreed, in certain circumstances, to aggregate and combine the distributions from this property and all of the other Properties as long as those Properties are owned by Sunrise and SHP or their respective Affiliates. Sunrise and SHP acknowledge that, to the extent required by the Pooling Agreement, all distributions under this Agreement shall be subject to the terms of the Pooling Agreement and the actual cash distributions to the Members under this Agreement (and under the LLC Operating Agreements for the Owners of each of the other Properties), will be subject to and made in accordance with the terms of the Pooling Agreement.

                  ARTICLE 10. ASSIGNMENT AND OFFER TO PURCHASE

       10.1   Transfers.


              (a) Neither Member, nor any permitted assignee or successor in interest of either Member, may sell, assign, give or otherwise transfer (collectively, "Transfer") its interest in the Company, or any part thereof, except as provided in this Article 10. Neither Member, nor any permitted assignee or successor in interest of either Member, may pledge, hypothecate or encumber its interest in the Company, or any part thereof, without the prior written consent of the other Member (which consent may be withheld or denied in the sole and absolute discretion of the other Member). Except as provided in Sections 10.1(d), 10.1(e), 10.6(c) or 10.7(i) and for the limited purpose described therein, neither Member shall have the right to Transfer less than all of its Entire Interest.

              (b) Transfer by SHP of its Entire Interest in the Company to an Affiliate shall be a Transfer permitted under this Article 10 and SHP shall not be required to obtain the consent of, nor offer the interest to be transferred to, Sunrise. A Transfer by Sunrise of its Entire Interest in the Company to an Affiliate shall be a Transfer permitted under this Article 10 and Sunrise shall not be required to obtain the consent of, nor offer the interest to be transferred to, SHP; provided that such Affiliate is at least 51% owned by Acceptable Persons who have the right to control such Affiliate.

              (c) In the event of a termination of the Company within the meaning of Section 708 of the Code because of the dissolution of or a Transfer of any interest in a Member or an entity owning directly or indirectly a beneficial interest in a Member or a Transfer of a Member's interest in the Company, such Member shall indemnify the other Member (the "Indemnitee") and hold the Indemnitee harmless for, from and against any and all net adverse federal, state or local tax consequences (including any diminution or delay in any depreciation, recovery or amortization deductions and any and all penalties, interest, expenses and taxes on payments made pursuant to this Section 10.1(c)) which the Indemnitee shall sustain as a result of such termination.

              (d) If either Member shall transfer a portion of its interest in the Company, as provided in Section 10.3, 10.4 or 10.5(d) that, together with other interests in the Company Transferred during the preceding 12 months, represents more than a 49% interest in the total profits and capital of the Company, such Transfer, at either Member's option, shall be effected so as to avoid a termination of the Company for federal income tax purposes under Section 708(b)(1)(B) of the Code, and for that purpose the Members agree to negotiate modifications to this Agreement in good faith.

              (e) It shall be a condition precedent to any Transfer permitted under Section 10.1(b) that the transferee shall have executed and delivered to the Members an agreement in form and substance satisfactory to them to the effect that the transferee agrees to be bound by all of the terms and conditions of this Agreement, and that the transferee is acquiring an interest in the Company subject thereto.

              (f) If the ownership interests of either Member are transferred, without the consent of the holder of the Freddie Mac Loans, in a manner that results in a Prohibited Transfer, as defined in the Freddie Mac Loans, the Member who causes such Prohibited Transfer to occur shall be obligated to indemnify and hold the other Member harmless with respect to (i) any prepayment premiums or charges required to be paid by the holder of the Freddie Mac Loans, if such holder elects to terminate the Freddie Mac Loans and declare the entire principal balance due and payable as a result of the Prohibited Transfer; and
(ii) with respect to any deficiency judgment which such other Member becomes obligated to pay as a result of such Prohibited Transfer causing such other Member's guaranty under the Freddie Mac Loans to become a guaranty of all principal and interest due under the Freddie Mac Loans. If the Member which causes such Prohibited Transfer to occur shall be SHP, the indemnity required herein shall also be provided by Senior Housing Partners I, L.P., a Delaware limited partnership, which is the sole member of SHP. If the Member which causes the Prohibited Transfer to occur shall be Sunrise, such indemnity shall also be provided by Sunrise Assisted Living, Inc., which is the parent corporation of Sunrise.

       10.2   Other Assignments Void.

              (a) Any purported transfer of an interest in the Company not otherwise permitted by this Article 10 shall be null and void and of no effect whatsoever.

              (b) Subject to the provisions of Section 10.1(c), Sunrise shall not, without the prior written consent of SHP, which may be granted or withheld in SHP's sole and absolute discretion, transfer, pledge, convey or encumber any of the interest in Sunrise or in the Initial Property Manager to any person who is not an Acceptable Person or to any entity controlling interest of which is not owned by an Acceptable Person.

       10.3   Sale of Entire Interest to Other Member; Buy-Sell.


              (a) Either Member (the "Initiating Member") may at any time after November 1, 2004 (or SHP may, at any time prior to that date, if SHP has caused the Company to terminate the Initial Management Agreement for cause, as provided therein), give the other Member (the

"Other Member") a written notice (the "Termination Notice") setting forth (i) the value ("Specified Value") which the Initiating Member places on all the assets of the Company, (ii) the selling price, which must consist wholly of cash (the "Cash Selling Price"), for the Initiating Member's entire equity interest in the Company ("Entire Interest") and (iii) the purchase price, which must consist wholly of cash (the "Cash Purchase Price"), for the Other Member's Entire Interest in the Company. The Cash Selling Price and the Cash Purchase Price specified in the Termination Notice shall be the amounts determined by a reputable independent certified public accountant (computed at the Initiating Member's expense) that the Initiating Member and the Other Member would receive (taking into account repayments of Special Loans and Loans in the proper priority specified in this Agreement) if the Company were to liquidate all of its assets at the Specified Value and the Company were to dissolve and distribute the proceeds of liquidation (in accordance with the procedures and priorities stated in Article 13) effective as of the date of the Termination Notice. The calculation of the amounts a Member would receive in exchange for its Entire Interest in the Company, if the Company were to dissolve, liquidate its assets and distribute the liquidation proceeds effective as of the date of the Termination Notice, shall be made in accordance with the provisions of
Section 13.5; provided, however, that, reserves shall be established, if appropriate pursuant to Section 13.5(b) with respect to contingent liabilities and any amounts in such reserves which are not applied to satisfy contingent liabilities shall be disbursed promptly to the Selling Member. No deduction from the hypothetical liquidation proceeds shall be made with respect to transfer and other taxes. The Termination Notice shall be accompanied by an earnest money deposit in an amount equal to $250,000.00 of the Cash Purchase Price (said amount, together with any interest earned thereon, being hereinafter called the "Initiating Member's Deposit").

              (b)   The Other Member shall, on or before the date that is sixty
(60) days after the date of receipt of the Termination Notice, either accept the offer to sell the Other Member's Entire Interest to the Initiating Member, or accept the offer of the Initiating Member to sell the Initiating Member's Entire Interest to the Other Member. If the Other Member elects to accept the Initiating Member's offer to sell the Initiating Member's Entire Interest, its notice of such election shall be accompanied by (i) the return of the Initiating Member's Deposit and (ii) its own earnest money deposit in an amount equal to $250,000.00 (said amount, together with any interest earned thereon, being hereinafter called the "Other Member's Deposit"). If the Other Member fails to respond to the Termination Notice within such sixty (60) day period, the failure to respond shall be deemed the Other Member's election to accept the offer of the Initiating Member to purchase the Entire Interest of the Other Member in accordance with the Termination Notice.

              (c)   Funding of the purchase and sale pursuant to this Section
10.3 shall occur on the date which is not later than one hundred fifty (150) days after the Other Member's election or deemed election pursuant to Section 10.3(b), or at such other time as may be otherwise agreed to in writing by the Other Member and the Initiating Member. The closing shall occur at the office of the purchasing Member's counsel, unless otherwise agreed by the Members. The Initiating Member's Deposit or the Other Member's Deposit, as the case may be, shall be credited against the total purchase price for the Entire Interest being purchased pursuant to this Section 10.3; provided, however, if the closing shall fail to occur because of a default by the purchasing Member, the selling Member shall have the right, as its exclusive remedy, to retain the earnest money deposit as liquidated damages, it being agreed that in such instance such selling Member's actual damages would be difficult, if not impossible, to ascertain.

              (d) In connection with the sale of one Member's Entire Interest to the other Member pursuant to this Section 10.3, all of the provisions of
Section 10.7 shall be applicable to such sale.

       10.4   Right of First Refusal for Sale of the Property to Third Party.

              (a) At any time from after November 1, 2004 that either SHP or Sunrise receives from a third party (the "Offeror") a bona fide, arm's-length, unsolicited offer to acquire the Property (the "Offer"), in writing, signed by the Offeror setting forth all the material terms of the Offer, for the purchase for an all cash price, without financing contingency and subject to the Initial Management Agreement (unless it has previously been terminated), on a date set forth in such Offer (which shall be no less than ninety (90) nor more than one hundred eighty (180) days after the Other Member's receipt of the Offer), then, if SHP is the party who receives the Offer, SHP shall, within thirty (30) days after receipt thereof, if it wishes to accept the Offer, forward a true copy thereof to Sunrise together with reasonable information as to the identity of the Offeror, its partners or directors, officers and controlling shareholders.

              (b) If SHP has forwarded a copy of the Offer to Sunrise, Sunrise may, within forty-five (45) days after receiving a copy of the Offer, elect one of the three following options:

                    (1) notify SHP that Sunrise has no objection to SHP accepting the Offer, in which event SHP may cause the Company to sell the Property to the Offeror upon the terms and conditions contained in the Offer and the proceeds thereof shall result in a Major Capital Event with the proceeds to be distributed as provided in Section 9.3; or

                    (2) notify SHP of Sunrise's election to purchase the applicable Property upon the same terms and conditions contained in the Offer except as to hour and place of closing. Such notification shall be accompanied by an earnest money deposit in an amount equal to the deposit provided for in the Offer. Notice of election to purchase shall be addressed to SHP and shall set forth the hour and place of closing which, unless the Members shall otherwise agree, shall be at the office of Sunrise's counsel, during usual business hours on a date set forth in the Offer, but not less than sixty (60) days from the date of the giving of the notice of election to the Selling Member. The deposit posted by Sunrise shall be credited against the total purchase price for the Property being purchased pursuant to this Section 10.4; provided, however, that if the closing shall fail to occur because of a default by Sunrise, SHP shall have the right, as its exclusive remedy, to retain the Sunrise deposit as liquidated damages, it being agreed that in such instance SHP's actual damages would be difficult, if not impossible, to ascertain;

              If Sunrise shall not have given written notice to SHP, as described in subsections (1) or (2) above, within such forty-five (45) day period, Sunrise shall be deemed to have exercised the option provided in subsection (1) above.

              (c) Whether or not any transaction contemplated by the foregoing provisions of this Section 10.4 is consummated pursuant to the provisions of the Offer (and any modifications thereto which provide only for an increased price or more favorable terms to SHP), all the provisions of this Section 10.4 shall apply to any subsequent offer or offers. Only one (1) Offer may be submitted and be pending at any one time.

              (d) If Sunrise is the Member who receives an Offer which it desires to accept, Sunrise shall deliver the Offer to SHP and in subparagraphs
(b) and (c) shall be deemed to be read so that, in each place that the names SHP and Sunrise appear, the names shall be reversed.

       10.5   Right of First Offer for Sale of Property.

              (a)   Subject to the provisions hereinafter set forth in this
Section 10.5, either SHP or Sunrise may, at any time from and after November 1, 2004, require the sale by the Company of the Property to a third party purchaser (or purchasers) for not less than ninety percent (90%) of the equity portion of the amount, and upon such terms (including a closing date), as the Member who desires to sell ("Sending Member") may propose in a notice ("Sale Proposal") to the other Member ("Receiving Member"). For purposes hereof, "equity portion" shall mean the excess of the gross sales price over the then outstanding balance of the Freddie Mac Loan or any non-Member replacement loan thereof encumbering the Property.

              (b) Within forty-five (45) days after receiving the copy of the Sale Proposal, the Receiving Member shall notify the Sending Member that either:

                    (1) The Receiving Member is agreeable to the sale of the Property by the Company to a third party purchaser (or purchasers) in accordance with the terms set forth in the Sale Proposal (such election to permit such sale shall be binding upon the Receiving Member for one hundred eighty (180) days) and during such one hundred eighty (180) day period the Company shall make every reasonable effort to effect such sale to a third party (or third parties) as evidenced by a purchase agreement executed within such one hundred eighty (180) day period, with closing to occur within one hundred twenty (120) days after the execution of such purchase agreement. The Sending Member shall be entitled to cause the Company to enter into such purchase and sale agreement within the aforesaid one hundred eighty (180) day period and to cause the sale of the Property to be consummated within the aforesaid one hundred twenty (120) day period, so long as the equity portion of the purchase price to be received by the Company is equal to or greater than ninety percent (90%) of the equity portion of the purchase price set forth in the Sale Proposal. The Sending Member shall have the exclusive right, but not the obligation, to conduct and perform all marketing of the Property on behalf and at the expense of the

Company during such one hundred eighty (180) day period) and the Receiving Member shall cooperate fully with all such marketing efforts; or

                    (2) The Receiving Member elects to purchase (a "Purchase Election Notice") the Property upon the terms and conditions set forth in the Sale Proposal; provided, however, that the equity portion of the purchase price to be paid by the Receiving Member for the Property shall consist wholly of cash. Any Purchase Election Notice shall be accompanied by an earnest money deposit, payable to the Sending Member, in an amount equal to 5% of the equity portion of the purchase price of the Property. If within such forty-five (45) day period the Receiving Member shall deliver a Purchase Election Notice together with the earnest money deposit to the Sending Member, then the Members shall promptly proceed with the purchase and sale pursuant to this Section 10.5(b)(2), the closing to take place within one hundred fifty (150) days following the date of the Purchase Election Notice, in which event the earnest money deposit shall be credited to the Receiving Member against the total purchase price of the Property; provided, however, that if such closing shall fail to occur because of a default by the Receiving Member, then the Sending Member shall have the right, as its exclusive remedy, to retain the earnest money deposit as liquidated damages, it being agreed that in such instance its actual damages would be difficult, if not impossible, to ascertain. After any such default by the Receiving Member, the Sending Member shall have the right to require the Company to sell the Property pursuant to any provisions of this
Article 10 including, without limitation, by reinstituting the procedures set forth in this Section 10.5. If no default occurs, the closing shall take place during normal business hours at the office of the Receiving Member's counsel or as otherwise agreed by the Members. Failure of the Receiving Member to deliver a Purchase Election Notice and the earnest money deposit within such forty-five
(45) day period shall be deemed an election by the Receiving Member to allow the Sending Member to proceed with a sale of the Property under Section 10.5(b)(1).

              (c) If (i) the Sending Member shall have the right and authority to effect a sale of the Property pursuant to Section 10.5(b)(1); and (ii) the Sending Member receives, during the one hundred eighty (180) day period in which the Sale Proposal is in effect pursuant to Section 10.5(b)(1), an offer from a third party to purchase the Property for a purchase price less than ninety percent (90%) of the equity portion of the price or on other terms materially less favorable to the Company than those set forth in the Sale Proposal (the "Alternative Offer"), which Alternative Offer is acceptable to the Sending Member, then the Sending Member shall give notice to the Receiving Member of such Alternative Offer, which notice shall include all of the relevant terms and conditions of such Alternative Offer. The Receiving Member shall have the right, for a period of forty-five (45) days after its receipt of such notice from the Sending Member, to elect to purchase the Property in the manner set forth in
Section 10.5(b)(2) and on the terms set forth in the Alternative Offer, except that the Receiving Member's purchase price shall be payable wholly in cash. If the Receiving Member shall deliver notice of such election during such forty-five (45) day period to purchase the Property as aforesaid, the purchase and sale pursuant to this Section 10.5(c) shall occur within one hundred fifty
(150) days after receipt by the Sending Member of the notice of such election. The provisions of Sections 10.7(a), (b),

(d), (e), (f), (g), (h) and (i) shall apply to the sale except that the date the Sending Member gives the Receiving Member notice of the Alternative Offer shall be the governing date referred to in Sections 10.7(e) and (f) rather than the date of the Termination Notice. If the Receiving Member shall not elect, within such forty-five (45) day period, to purchase the Property pursuant to the foregoing provisions of this Section 10.5(c), the Sending Member shall have the right to effect a sale of the Property pursuant to the terms of the Alternative Offer provided that the closing of such sale shall occur not later than the closing date specified in the Sale Proposal then in effect pursuant to Section 10.5(b)(1).

              (d) The Receiving Member may specify in a Purchase Election Notice delivered pursuant to Section 10.4(b)(2) or 10.5(c) that it desires to purchase the Sending Member's Entire Interest in the Company rather than the Property. In such event, the Purchase Election Notice shall be accompanied by an earnest money deposit in an amount equal to 5% of the price specified in the next sentence. In such event, the Receiving Member shall be obligated to purchase and the Sending Member shall be obligated to sell the Sending Member's Entire Interest in the Company for a price equal to the amount, determined, by a reputable, independent certified public accountant designated by the Sending Member, (at the expense of the Receiving Member), the Sending Member would have received (taking into account payment of Loans and Special Loans in their proper priority, as specified in this Agreement) if the Property was sold pursuant to the terms of the Sale Proposal and the Company were to dissolve and distribute the proceeds of liquidation (in accordance with the procedures and priorities stated in Article 13, provided that that the reserves, if any, as are established pursuant to Section 13.5(b) with respect to contingent liabilities shall be paid promptly to the Sending Member to the extent not used to pay contingent liabilities and the deduction from the hypothetical liquidation proceeds shall be made with respect to transfer or other taxes shall be shared equally by the Sending Member and the Receiving Member). In connection with the sale of the Sending Member's Entire Interest to the Receiving Member pursuant to this Section 10.5(d), all of the provisions of Section 10.7 shall be applicable to such sale, except the date of the delivery of the acceptance of the Offer, Purchase Election Notice or the Alternative Offer, as the case may be, shall be the governing date referred to in Section 10.7 (f) rather than the date of the Termination Notice. The earnest money deposit shall be credited against the total purchase price for the Sending Member's Entire Interest being purchased pursuant to this Section 10.5(d), provided, however, that if the closing shall fail to occur because of default by the Receiving Member, the Sending Member shall have the right, as its exclusive remedy, to retain the Receiving Member Deposit as liquidated damages, it being agreed that in such instance the Sending Member's actual damages would be difficult, if not impossible, to ascertain. After any such default by the Receiving Member, the Sending Member shall have the right to require the Company to sell the Property pursuant to any provisions of this Article 10 including, without limitation, by reinstituting the procedures set forth in this Section 10.5.

              (e) Whether or not any transaction contemplated by the foregoing provisions of this Section 10.5 is consummated pursuant to the provisions of the Sale Proposal, all the provisions of this Section 10.5 shall apply to any subsequent sale proposals.

              (f) During any period of time when the Sending Member or the Company is actively marketing the Property pursuant to this Section 10.5, neither Member shall have the right to deliver a Termination Notice pursuant to
Section 10.3.

              (g) In no event shall the Sending Member be in default or have any liability to the Receiving Member or the Company for a failure by a third party to complete the purchase of the Property pursuant to this Section 10.5.

       10.6 Sales to Competitors. Notwithstanding anything to the contrary set forth hereinabove, in no event shall SHP have the right to cause the Property to be sold pursuant to the exercise of SHP's rights under Section 10.4 or Section
10.5 above to any Competitor of Sunrise; provided, however, that this prohibition shall not apply in the event that the Initial Management Agreement has been terminated and neither Sunrise nor any Affiliate of Sunrise is the Manager of the Property. The term "Competitor of Sunrise" shall mean any entity primarily and actively engaged in operating assisted living communities but not companies who own all or portions of assisted living communities for investment purposes (and are not the day-to-day manager) such as REITS, banks, pension advisors, insurance companies, venture capital groups and the like.

       10.7   General Transfer Provisions. All of the subsections of this
Section 10.7 shall apply to the sale of one Member's Entire Interest to the other Member pursuant to Section 10.3, 10.4 or 10.5(d). Subsections (a), (b),
(d), (e), (f), (g), (h) and (i) of this Section 10.7 shall apply to the sale of the Property by the Company to a Member pursuant to Section 10.5:

              (a) In the event of the sale of an Entire Interest, the purchase price shall be paid, at the selling Member's option, by certified check drawn to the order of the selling Member, or by wire transfer of immediately available funds to an account which is designated by the selling Member. In the event of a sale of the Property, the purchase price shall be paid, at the Company's option, by certified check drawn to the order of the Company, or by wire transfer of immediately available funds to an account which is designated by the Company. At the closing there shall be an accounting as of the closing of the Company's books and there shall be an adjustment of the purchase price based upon a proration of any accrued income and expenses as of the closing date. Within ninety (90) days after the closing the Accountants for the Company shall complete an audit of such accounting and proration and shall deliver their audit report to the selling Member and the purchasing Member. If such audit report shall adjust such proration, the party in whose favor such adjustment is made shall promptly be paid by the other party the amount of such adjustment. At the closing either Member shall have the right to require to be placed in escrow with an escrow agent reasonably acceptable to the other Member an amount not to exceed the maximum likely post-closing adjustment of the proration as agreed by the Members or, if they shall be unable to agree, as estimated by a reputable independent certified public accountant reasonably acceptable to both parties, and the escrow agent shall distribute the escrowed amount to the party or parties entitled thereto promptly after the delivery of the audit report. If such escrow is established at the request of the purchasing Member, a portion of the purchase price shall be set aside for such purpose, and if such escrow is established at the request of the selling Member, additional funds shall be deposited by the purchasing Member at closing. At closing the selling Member shall deliver to the purchasing Member a "nonforeign affidavit" as referred to in the Foreign Investment in Real Property Tax Act in form and substance reasonably satisfactory to the purchasing Member together with original counterparts or certified copies of all leases and service contracts affecting the Property.

              (b) If the purchasing Member desires to receive a new or updated title insurance policy or survey or both, it shall pay for same at its own expense.

              (c) If there shall be any outstanding Special Loan(s) or Loan(s) by the selling Member to the Company, the outstanding principal balance of such Special Loan(s) or Loan(s), including interest thereon accrued and unpaid, shall be considered a disbursement to be paid by the purchasing Member at Closing (in addition to the purchase price). of immediately available funds to an account designated by the selling Member. At the closing, the selling Member shall deliver to the purchasing Member, each note evidencing such Special Loans(s) or Loan(s).

              (d) On payment of the purchase price, the purchasing Member shall, at its option, as to each Company debt, obligation or claim against the Company for which the selling Member or any of its Affiliates (or, if the selling Member is Sunrise, any Affiliate) is or may be personally liable except for any debts, obligations or claims which are fully insured by public liability insurer(s) acceptable to the selling Member (the public liability insurer(s) of the Company shall be deemed to be acceptable), elect one of the following options: (i) obtain a release of the selling Member and its Affiliates (and, if the selling Member is Sunrise, their Affiliates) from all liability, direct or contingent, by all holders of each such Company debt, obligation or claim, or
(ii) cause the same to be paid in full at the closing to the satisfaction of the selling Member. In addition, the purchasing Member shall defend, indemnify and hold the selling Member and its Affiliates (and, if the selling Member is Sunrise, their Affiliates) harmless for, from and against all debts, liabilities and obligations of, and all claims against, the Company, whether then existing or thereafter to arise, not paid in full or released pursuant to the preceding sentence; provided, however, that such indemnification shall not extend to those claims arising in whole or in part from intentional acts or omissions or negligence proximately caused by the selling Member. Both Members and the Company shall also execute a mutual general release pursuant to which the selling Member shall release the Company and the purchasing Member and its Affiliates (and, if the purchasing Member is Sunrise, their Affiliates) and the purchasing Member shall release the Company and the selling Member and its Affiliates (and, if the selling Member is Sunrise, their Affiliates) from all liabilities and obligations (whether known or unknown, foreseen or unforeseen or previously accrued or thereafter accruing) relating to the Company or the Property, other than those arising from the indemnities given pursuant to this
Section 10.7(d).

              (e) Both Members (including the selling Member) shall be entitled to any distributions of Operating Cash Flow from the Company in accordance with Section 9.2(a) following the giving of the Termination Notice pursuant to Section 10.3 (or following such other event as set forth in Section 10.4 or 10.5) and until the closing. Except as provided in Section 10.7(j), the purchasing Member shall receive all distributions of Operating Cash Flow after the closing.

              (f) If the Property is damaged by fire or other casualty, or if any entity possessing the right of eminent domain shall give notice of an intention to take or acquire a substantial part of the Property, and such damage occurs, or such notice is given, between the date of the giving of the Termination Notice pursuant to Section 10.3 (or such other date as set forth in Section 10.4 or 10.5) and the closing date of the purchase of an interest in the Company or the purchase of the Property the following shall apply:

                    (1) If the Property is damaged by a casualty not resulting in substantial damage or if the taking or acquisition shall not result in a substantial reduction in the income producing capacity of the Property, then the Members shall be required to complete the transaction and the purchasing Member shall in lieu of any reduction in purchase price (except as provided in Section 10.7(f)(3)) accept an assignment of the insurance or condemnation proceeds.

                    (2) If the Property is damaged by a casualty resulting in substantial damage, or if the taking or acquisition shall result in a substantial reduction in the income producing capacity of the Property, then the purchasing Member shall have the option (to be exercised within thirty (30) days from the date of the occurrence of the casualty or receipt of the notice of condemnation) to either (i) accept the Property in an "as is" condition together with the right to receive any insurance proceeds, settlements and awards, or
(ii) cancel the purchase.

                    (3) The purchase price otherwise to be paid at closing shall be adjusted downwards by an amount equal to the deductible, if any, for any insured casualty or, in the case of the closing of the sale of a Member's interest in the Company, the amount by which the purchase price payable to the selling Member would be reduced if the amount of such deductible were a liability of the Company.

              If the purchase is canceled by the purchasing Member pursuant to the above provisions, the terms of this Agreement shall remain in effect and continue to be binding on the Members. For purposes of this Section 10.7(f), substantial damage to the Property shall mean damage which would cost 10% or more of the fair market value of the Property (prior to such damage and determined as provided in Section 6.7(a) above) to repair and a substantial reduction in the income producing capacity of the Property shall mean a reduction of 10% or more.

              (g) At the closing of a sale of the Property, the Members shall both execute, as members of the Company, and deliver a limited or special warranty deed, a bill of sale to the purchaser of all of the assets of the Company and assignments to the purchaser of any and all leases or service contracts affecting the Property, subject only to the liens and encumbrances listed in the Sale Proposal. In the case of the sale of an interest in the Company, the selling

Member shall execute an assignment of such interest, free and clear of all liens, encumbrances and adverse claims, which assignment shall otherwise be in form and substance reasonably satisfactory to the purchasing Member, and such other instruments as the purchasing Member shall reasonably require to assign the interest of the selling Member to such person or entity as the purchasing Member may designate. Such documents shall be prepared by the purchasing Member and closing costs and all other charges involved in closing the sale (except for attorneys' fees (each party paying their own) and title insurance costs (to be paid by the purchaser)) shall be prorated between SHP and Sunrise in the ratio of the Percentage Interests of the Members. Stamp, recording, transfer or similar taxes arising in connection with the sale of the interest, if any, shall be paid by the selling Member.

              (h) The Company shall be dissolved following the closing date, the resolution of all contingent liabilities, the disbursement of any unused reserves for contingent liabilities and the final winding up of the affairs of the Company as provided in Article 13.

              (i) It is the intent of the parties to this Agreement that the requirements or obligations, if any, of one Member to sell its Entire Interest (or a portion thereof), or to join in the conveyance by the Company of the Property in accordance with the provisions of Section 10.3, 10.4 or 10.5, shall be enforceable by an action for specific performance of a contract relating to the purchase of real property or an interest therein. It is the intent of the parties to this Agreement that the requirements or obligations, if any, of one Member to purchase the Entire Interest (or a portion thereof) of the Other Member pursuant to Sections 10.3 and 10.4 (and Sunrise's obligation to purchase in Section 10.5) shall be subject to the liquidated damages provisions contained in Sections 10.3 and 10.4 (and as described in Section 10.5), and that neither Member shall have any liability for the failure of the other Member or a third party to purchase in accordance with Section 10.5. If the selling Member shall have created or suffered any unauthorized liens, encumbrances or other adverse interest against either the Property or the selling Member's interest in the Company, the purchasing Member shall be entitled either to an action for specific performance to compel the selling Member to have such defects removed, in which case the closing shall be adjourned for such purpose, or, at the purchasing Member's option, to an appropriate offset against the purchase price.

              (j) In the event of the purchase of an interest in the Company of one Member by the other Member, at the option of the purchasing Member, the interest will be transferred to a nominee of the purchasing Member.


       10.8 Compliance with ERISA. In connection with any closing of a transaction pursuant to this Article 10, Sunrise and SHP each agree to provide written certification to each other, in a form reasonably satisfactory to both parties, to establish that no Plan Violation (or any violation under ERISA) would result from the transaction. SHP will provide Sunrise all information necessary to allow Sunrise to ascertain whether or not a Plan Violation would occur as a result of any sale proposed by Sunrise. The Company will not enter into any agreements, or suffer any conditions, that SHP determines would result in a Plan Violation. SHP and Sunrise will cooperate to discover and correct Plan Violations.


                ARTICLE 11. DISSOLUTION OR BANKRUPTCY OF A MEMBER

       11.1 Dissolution or Merger. If any Member (for purposes of this Article 11 only, the term Member shall also include the managing general partner of any such Member) that is an entity shall be dissolved or merged with or consolidated into another corporation or entity, or if all or substantially all of its assets shall be sold or transferred, then unless such dissolution, merger, consolidation, sale or transfer is expressly permitted under Article 10, such dissolution, merger, consolidation, sale or transfer shall be a dissolution of the Company, and the other Member shall be the Liquidating Member in the dissolution of the Company.

       11.2   Bankruptcy, etc. In the event:

              (a) either Member shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or seek any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief for itself under the present or any future federal bankruptcy code or any other present or future applicable federal, state, or other statute or law relative to bankruptcy, insolvency, or other relief for debtors, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, conservator or liquidator of said Member or its interest in the Company (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge any order, judgment or decree providing for such appointment within ten (10) days after the appointment); or

              (b) a court of competent jurisdiction shall enter an order, judgment or decree approving a petition filed against either Member seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or law relating to bankruptcy, insolvency, or other relief for debtors, and said Member shall acquiesce in the entry for such order, judgment or decree (the term "acquiesce" includes but is not limited to the failure to file a petition or motion to vacate or discharge such order, judgment or decree within ten (10) days after the entry of the order, judgment or decree) or such order, judgment or decree shall remain unvacated and unstayed for an aggregate of ninety (90) days (whether or not consecutive) from the date of entry thereof, or any trustee, receiver, conservator or liquidator of said Member or of all or any substantial part of said Member's property or its interest in the Company shall be appointed without the consent or acquiescence of said Member and such appointment shall remain unvacated and unstayed for an aggregate of sixty (60) days (whether or not consecutive); or

              (c) either Member shall admit in writing its inability to pay its debts as they mature; or

              (d) either Member shall give notice to any governmental body of insolvency, or pending insolvency, or suspension or pending suspension of operations; or

              (e) either Member shall make an assignment for the benefit of creditors or take any other similar action for the protection or benefit of creditors;

then, any such event shall cause the dissolution of the Company and the other Member shall be the Liquidating Member.


                               ARTICLE 12. DEFAULT

       12.1 Defaults. After the Effective Date, (i) if either Member fails to perform any of its obligations hereunder, breaches any of the terms, conditions or covenants of this Agreement, or (ii) in the event of an uncured default by any Affiliate under the Initial Management Agreement or the Contribution Agreement as well as any other agreement entered into between the Company and Sunrise or an Affiliate of Sunrise (collectively, the "Affiliate Agreements") or
(iii) in the event of any transfer, encumbrance, assignment or change of control by Initial Property Manager in violation of the terms of the Initial Management Agreement, as if Initial Property Manager or such Affiliate were a Member, then the other Member ("Nondefaulting Member") shall have the right to give such party ("Defaulting Member" (which, in the case of any default by Sunrise or an Affiliate under clause (ii) or (iii) above, shall be Sunrise)) a notice of default ("Notice of Default"). The Notice of Default shall set forth the nature of the obligation which the Defaulting Member (or its Affiliate, if applicable) has not performed.

              (a) If such default is not curable by the payment or expenditure of money and if, within the sixty (60) day period following receipt of the Notice of Default or within such shorter time period that may be specified in the Affiliate Agreement, the Defaulting Member (or its Affiliate, if applicable) in good faith commences to perform such obligation and cure such default and thereafter prosecutes to completion with diligence and continuity the curing thereof and cures such default within a reasonable time (not to exceed one hundred eighty (180) days), then it shall be deemed that the Notice of Default was not given and the Defaulting Member shall lose no rights hereunder. If, within such sixty (60)day period the Defaulting Member (or its Affiliate, if applicable) does not commence in good faith the curing of such default or does not thereafter prosecute to completion with diligence and continuity the curing thereof, then a "Default shall exist and the Nondefaulting Member shall have the rights set forth in Section 12.1(d).

              (b) If such default is curable by the payment or expenditure of money other than a default described in Section 4.6 which sets forth its own time periods for cure, and if such sums of money shall be paid within thirty
(30) days after receipt of the Notice of Default with respect thereto, then it shall be deemed that such Notice of Default was not given and the

Defaulting Member shall lose no rights hereunder. If such sums are not so paid within such thirty (30) day period, then a "Default" shall exist and the Nondefaulting Member shall have the rights set forth in Section 12.1(d) in addition to the rights under Section 4.6 (to the extent applicable).

              (c) If such default arises out of a violation of Section 10.1 or the violation by the Initial Property Manager of the transfer, assignment or change of control provisions of the Initial Management Agreement, then, a "Default" shall exist and the Nondefaulting Member shall immediately have the rights set forth in Section 12.1(d), without the obligation to provide any notice or cure periods.

              (d) If any Default exists, the Nondefaulting Member shall have the right to terminate this Agreement by giving the Defaulting Member written notice thereof, whereupon such default may be treated by the Nondefaulting Member as a dissolution of the Company, and the Nondefaulting Member shall be the Liquidating Member. In addition, if the Defaulting Member is Sunrise, SHP shall have the right to replace Sunrise as Managing Member and shall also have the right to cause the Company to terminate the Initial Management Agreement.

              Failure by a Nondefaulting Member to give any notice of a default as specified herein, or any failure to insist upon strict performance of any of the terms of this Agreement, shall not constitute a waiver of any such breach or any of the terms of this Agreement. No breach shall be waived nor shall any duty to be performed be altered or modified except by written instrument. One or more waivers or failure to give notice of default shall not be construed as a waiver of a subsequent or continuing breach of the same covenant.

       12.2 Negation of Right to Dissolve by Will of Member. Except as set forth in Articles 10 and 11 and in Section 12.1, neither Member shall have the right to terminate this Agreement or dissolve the Company by its express will or by withdrawal without the consent of the other Member. Upon any dissolution occurring by operation of law or caused by the express will or withdrawal of one of the Members in contravention of this Agreement, the Member not causing the dissolution shall be the Liquidating Member.

       12.3 Non-Exclusive Remedy. The rights granted in Section 12.1 shall not be deemed an exclusive remedy of the Nondefaulting Member, but all other rights and remedies, legal and equitable, shall be available to it, subject to any express limitations on remedies provided in specific circumstances elsewhere in this Agreement (e.g. in Article 10).


                             ARTICLE 13. DISSOLUTION

       13.1 Winding Up by Members. Upon dissolution of the Company by expiration of the term hereof, by operation of law, by any provision of this Agreement or by agreement between the Members, the Company's business shall be wound up and all its assets distributed in liquidation. In such dissolution, except as otherwise expressly provided in Articles 10, 11 and 12, the Members shall be co-liquidating Members. In such event the Members shall have rights to wind up the Company and shall proceed to cause the Company's property to be sold and to distribute the proceeds of sale as provided in
Section 13.5. Except in respect of (i) all assets on which a single, non-severable mortgage or other lien will be in effect after such distribution, and (ii) any assets which the Members shall determine are not readily severable or distributable in kind, the Members, to the extent that liquidation of such assets is not required to fulfill the payments, if any, under subsections (a),
(b), (c) and (d) of Section 13.5, shall, if they agree, have the right to distribute, in kind, all or a portion of the assets of the Company to the Members.

       13.2   Winding Up by Liquidating Member. In a dissolution pursuant to
Article 10, 11 or 12, the Liquidating Member shall be as therein provided and such Liquidating Member shall have the right to:

              (a) Wind up the Company and cause the Company's assets to be sold and the proceeds of sale distributed as provided in Section 13.5; or

              (b) Deliver to the other Member within thirty (30) days after the commencement of dissolution of the Company a notice (a "Demand Notice") demanding that the other Member deliver, within forty-five (45) days after the date of the Demand Notice, a Termination Notice in the manner and setting forth the information required under Section 10.3(a). Upon receipt of the Termination Notice, the Liquidating Member shall have the rights of the Other Member under
Section 10.3(b).

              (c) If the other Member refuses or fails, within forty-five (45) days after the giving of the Demand Notice to the other Member, to give the Liquidating Member a Termination Notice setting forth the information required by Section 10.3(a), the Liquidating Member may elect to purchase the other Member's Entire Interest for a price established as ninety percent (90%) of the fair market value of the other Member's Entire Interest, as established by an experienced business appraiser selected by the Liquidating Member(the "Default Price") . The other Member shall be notified of such election within thirty (30) days after expiration of the 45-day period referred to in the preceding sentence.

All of the provisions of Section 10.7 shall apply to a purchase under this
Section 13.2(c) except that for the purposes of this Section 13.2(c), the date the other Member receives the Demand Notice shall be the governing date referred to in Sections 10.7(e) and (f) rather than the date of the giving of the Termination Notice. As soon as possible after the dissolution of the Company, the Liquidating Member shall file a notice of winding up with the Delaware Corporation Commission as required by Act Section 29-781.B.

       13.3 Offset for Damages. In the event of dissolution resulting from an event described in Article 11 or 12, the Liquidating Member shall be entitled to deduct from the amount payable to the other Member pursuant to Section 13.2(a) or (b), Section 13.4 or Section 13.5 the amount of reasonable, out of pocket costs incurred by the Liquidating Member proximately resulting from any such event.

       13.4 Distributions of Operating Cash Flow. Subject to Section 13.5 hereof as to proceeds of liquidation, upon the dissolution of the Company for any reason during the period of liquidation and until termination of the Company the Members shall continue to receive the Operating Cash Flow and to share profits and losses for all tax and other purposes as provided elsewhere in this Agreement.

       13.5   Distributions of Proceeds of Liquidation. For purposes of this
Section 13.5, "proceeds of liquidation" shall equal cash available for liquidation, net of liens secured by the Property, provided that neither the Company nor either of the Members shall be personally liable on, or they shall be released from such debts. The proceeds of liquidation shall be applied in the following order of priority:

              (a)   First.  To the payment of:

                    (1) debts and liabilities of the Company except Loans and Special Loans (as referenced in Sections 13.5(c), below) that may have been made by either of the Members to the Company, and

                    (2)    expenses of liquidation.

              (b) Second. To the setting up of any reserves which the Liquidating Member or Members, as the case may be, may deem necessary for any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. Said reserves may be deposited by the Company in a bank or trust company acceptable to the Liquidating Member or Members, as the case may be, to be held by it for the purpose of disbursing such reserves in payment of any of the aforementioned liabilities or obligations, and at the expiration of such period as the Liquidating Member or Members, as the case may be, shall deem advisable, distributing the balance, if any, thereafter remaining, in a manner hereinafter provided.

              (c) Third. To the repayment of any Loans and Special Loans that may have been made by either of the Members pursuant to Section 5.1, but if the amount available for such repayment shall be insufficient to repay all Loans and Special Loans, then repayment shall be made pro rata in accordance with the outstanding principal balances, including accrued interest, on such Loans and Special Loans.

              (d) Fourth. To the return of all Priority Capital Contributions (including the effect of the 3X multiplier), together with any accrued SHP Preferred Return and Sunrise Preferred Return arising therefrom, if any, pro rata, in proportion to the respective amounts thereof.

              (e) Fifth. The excess proceeds, if any, after applying the proceeds as described in (a) through (d) above, shall be distributed as Extraordinary Cash Flow.

       13.6 Orderly Liquidation. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Members to minimize the losses normally attendant upon a liquidation.

       13.7 Financial Statements. During the period of winding up, a reputable independent certified public accountant selected by the Liquidating Member shall prepare and furnish to each of the Members, until complete liquidation is accomplished, all the financial statements provided for in Section 7.1.

       13.8 Restoration of Deficit Capital Accounts. At no time during the term of the Company shall a Member with a deficit balance in its Capital Account have any obligation to the Company or to another Member or to any other person to restore such deficit balance.

       13.9 Intention of the Members. It is the intention of the Members that the liquidating distributions described in Section 13.5 shall be accomplished in a manner such that the economic effect of such distributions to the Members will be consistent with the economic effect the Members would have recognized had all liquidating distributions been made in accordance with the provisions of Section 9.3(b) hereof. The Liquidating Member shall take any and all actions permissible under the Code and Regulations, including but not limited to, special allocations of gross income, Loss and Profit, to accomplish the purposes of this
Section 13.9.

                               ARTICLE 14. MEMBERS

       14.1 Liability. A Member shall not be personally liable for the debts, liabilities or obligations of the Company. Notwithstanding the foregoing, a Member will be liable for any distributions made to it, if, after such distribution, the outstanding liabilities of the Company (other than liabilities to Members on account of their interests in the Company and liabilities for which the recourse of creditors is limited to specific Company property) exceed the fair value of the Company's assets (provided that the fair value of Company property that secures recourse liability shall be included only to the extent its fair value exceeds such liability) and the Member had knowledge of this fact at the time the referenced distribution was received.

       14.2 Non-Compete Agreement. Neither Sunrise nor any of its Affiliates will own any interest whatsoever in, or develop, any senior housing facility within the "Non-Compete Area" surrounding the Property, without the prior written consent of SHP, which consent may be granted or withheld by SHP in its sole, absolute discretion without regard to any reasonableness standard. The term "Non-Compete Area" shall mean a ring which is five miles in diameter which has the Property as its center. Notwithstanding the foregoing restrictions, either Sunrise or its Affiliates may purchase a multiple property portfolio of facilities that includes a facility or facilities within the Non-Compete Area, provided that at least seventy-five percent (75%) of the overall value of the portfolio is in properties located outside the Non-Compete Areas. The prohibition set forth herein shall not prohibit Sunrise (or an Affiliate) from managing any facility within the Non-Compete Area so long as Sunrise has a 25% or less ownership in the applicable facility and Sunrise has not otherwise acquired any interest in or developed the applicable facility in violation of the provisions of this Section 14.2.

                               ARTICLE 15. NOTICES

       15.1 In Writing; Address. All notices, elections, offers, acceptances, demands, consents and reports (collectively "notices") provided for in this Agreement shall be in writing and shall be given to the Company, the Members or the other Member at the address set forth below or at such other address as the Company or any of the parties hereto may hereafter specify in writing.


To SHP:                     Senior Housing Partners I, L.P.
                            c/o The ******** Insurance Company of America
                            Two Ravinia Drive - Suite 1400
                            Atlanta, Georgia 30346-2110
                            Attention:  John W. Dark
                            Telecopy No.: (770) 399-5363
                            Telephone No.: (770) 395-8635

      With a copy to:       Senior Housing Partners I, L.P.
                            c/o The ********** Insurance Company of America
                            Real Estate Law Department
                            Arbor Circle South
                            8 Campus Drive, 4th Floor
                            Parsippany, New Jersey  07054-4490
                            Attention:  Joan N. Hayden
                            Telecopy No.: (973) 683-1788
                            Telephone No.: (973) 683-1772

      With a copy to:       Alston & Bird, LLP
                            One Atlantic Center
                            1201 West Peachtree Street
                            Atlanta, Georgia 30309-3424
                            Attention: Mark C. Rusche, Esq.
                            Telecopy No.: (404) 881-7777
                            Telephone No.: (404) 881-7281


To Sunrise:                 Sunrise Assisted Living, Inc.
                            7902 Westpark Drive
                            McLean, Virginia  22102
                            Attention: Thomas B. Newell, President
                            Telecopy No.: (703) 744-1645
                            Telephone No.: (703) 744-1606

      With a copy to:       Sunrise Assisted Living, Inc.
                            7902 Westpark Drive
                            McLean, Virginia  22102
                            Attention:  Susan L. Timoner, Esq.
                            Telecopy No.: (703) 744-1885
                            Telephone No.: (703) 744-1878

      With a copy to:       Watt, Tieder, Hoffar & Fitzgerald, L.L.P.
                            7929 Westpark Drive, Suite 400
                            McLean, Virginia 22102-4224
                            Attention:  Wayne G. Tatusko, Esq.
                            Telecopy No.: (703) 356-5388
                            Telephone No.: (703) 749-1088

              All notices hereunder shall be deemed sufficiently given or served for all purposes when delivered (i) by personal service or courier service, and shall be deemed given on the date when signed for or, if refused, when refused by the person designated as an agent for receipt of service, (ii) by facsimile transmission and shall be deemed given when printed confirmation of completion of transmission is generated by the sender's facsimile transmission instrument to any party hereto at its address above stated or such other address of which a party shall have notified the party giving such notice in writing as aforesaid, or (iii) by United States registered or certified mail, return receipt requested, postage prepaid, deposited in a United States post office or a depository for the receipt of mail regularly maintained by the post office or sent by any reputable overnight courier service that obtains a signature upon delivery and shall be deemed to have been received by the addressee on the third business day following the date of such mailing. Such notices, demands, consents and reports may also be delivered by hand, or by any other method or means permitted by law. For purposes hereof, notices may be given by the parties hereto or by their attorneys identified above.

              A copy of any notice or any written communication from the Internal Revenue Service to the Company shall be given to each Member at the addresses provided for above.

       15.2 Copies. A copy of any notice, service of process, or other document in the nature thereof, received by either Member from anyone other than the other Member, shall be delivered by the Receiving Member to the other Member as soon as practicable.

                            ARTICLE 16. MISCELLANEOUS

       16.1 Additional Documents and Acts. In connection with this Agreement as well as all transactions contemplated by this Agreement, each Member agrees to execute and deliver such additional documents and instruments, and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement, and all such transactions. All approvals of either party hereunder shall be in writing.

       16.2 Estoppel Certificates. Each Member shall at any time and from time to time upon not less than twenty (20) days prior written notice from the other execute, acknowledge, and send to the other a statement in writing certifying that this Agreement is unmodified and in full force and effect (or if there have been modifications, that the Agreement is in full force and effect as modified and stating the modifications) and stating whether or not as to both Members either is in default in keeping, observing or performing any of the terms contained in this Agreement, and if in default, specifying each such default (limited, as regards the other's defaults, to those defaults of which the certifying Member has knowledge).

       16.3 Interpretation. This Agreement and the rights and obligations of the Members hereunder shall be interpreted in accordance with the internal laws of the State of Delaware, without reference to the conflicts of laws or choice of law provisions thereof.

       16.4 Entire Agreement. This instrument and the other documents referenced or attached as Exhibits contain all of the understandings and agreements of whatsoever kind and nature existing between the parties hereto with respect to this Agreement and the rights, interests, understandings, agreements and obligations of the respective parties pertaining to the Company and supersede all prior agreements.

       16.5 References to this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated.

       16.6 Headings. All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

       16.7 Binding Effect. Except as herein otherwise expressly stipulated to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties signatory hereto, and their respective distributees, successors and assigns.

       16.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall for all purposes constitute one agreement which is binding on all of the parties hereto.

       16.9 Confidentiality. Except for disclosures required by the SEC or by court order or any other binding legal requirements, the terms and provisions of this Agreement shall be kept confidential and shall not, without the other Member's prior written consent (which shall not be unreasonably withheld), be disclosed by a Member or by a Member's agents, managers, members, representatives and employees to any person or entity that this Agreement has been signed and exists; provided, however, that this Section 16.9 shall not prohibit the disclosure of the terms of this Agreement by any Member to its agents for business reasons consistent with Section 2.4. No publicity, media communications, press releases or other public announcements concerning this Agreement or the transactions contemplated hereby shall be issued or made by either Member without the consent of the other Member.

       16.10 Amendments. This Agreement may not be amended, altered or modified except by a written instrument signed by all parties.

       16.11 Exhibits. All exhibits and schedules annexed hereto are expressly made a part of this Agreement, as fully as though completely set forth herein, and all references to this Agreement herein or in any of such exhibits or schedules shall be deemed to refer to and include all such exhibits or schedules.

       16.12 Severability. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

       16.13 Forum. Any action by one or more Members against the Company or by the Company against one or more Members which arises under or in any way relates to this Agreement, actions taken or failed to be taken or determinations made or failed to be made by the Members or relating to the Company including, without limitation, transactions permitted hereunder or otherwise related in any way to the Company, may be brought only in the state courts of the State of Delaware or United States District Court for the sitting in Delaware. Each Member hereby consents to the jurisdiction of such courts to decide any and all such actions and to such venue.

       16.14 Assignment to Company. To the extent not already assigned to the Company, the Members shall, and they do hereby assign to the Company all of their right, title and interest, if any, in, to and under the following:

              (a) Fee simple title to the Property, Project and all appurtenances thereto;

              (b) All licenses, permits, consents, approvals or other evidences of authorization to construct, own, occupy and/or operate the Property issued by or received from any applicable governmental authorities having jurisdiction over or otherwise affecting the Property to the extent permitted by applicable law, but excluding any rights to the name "Sunrise" or other trademarks or other intellectual property of Sunrise;

              (c) All ownership interest in and all other rights, options, or interests, if any, related to the Property and/or the construction and development of the Improvements; and

              (d) All leases, commitments for leases, security deposits, tenant lead lists and any other document, account, right, or instrument pertaining to tenants or prospective tenants of the Property.

       In addition, Sunrise will make available to the Company, and allow the Company to keep as the Company's property, copies of all plans, specifications, engineering studies and working drawings for the Improvements. Although Sunrise does not assign any of such items to the Company, the Company shall be entitled to retain the copies as Company property even if Sunrise is no longer a Member.

       16.15 Broker's Indemnity. Each Member represents that it has not dealt with any broker or agent in connection with this Agreement or any of the transactions contemplated hereby, and hereby agrees to indemnify the other Member and the Company and hold them each harmless from and against all liability, loss, cost, damage and expense (including attorneys' fees and costs incurred in the investigation, defense and settlement of the matter) which the other Member or the Company shall ever suffer or incur by reason of any claim by any broker or agent, whether or not meritorious, for any compensation with respect to such indemnifying Member's dealings in connection with this Agreement or such indemnifying Member's contribution or other transactions provided for or referred to herein.

       16.16 Attorneys' Fees. If any action arising out of this Agreement is brought by either party hereto against the other, then and in that event the unsuccessful party to such action shall pay to the prevailing party all costs and expenses, including reasonable attorneys' fees, incurred by such prevailing party, and if the prevailing party shall recover judgment in such action, such costs, expenses and attorneys fees shall be included in and as part of such judgment.

       16.17 ********* Affiliation. The Company will not use the name ******** in its advertising with respect to the Project. Sunrise will not make any disclosures or representations whatsoever to third parties concerning SHP's affiliation with The ********* Insurance Company of America, except as authorized in writing by SHP.

       IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement, as of the day and year first above written.


                                     SHP:

                                     SHP-SAL, LLC, A DELAWARE LIMITED
                                     LIABILITY COMPANY

                                     BY: SENIOR HOUSING PARTNERS
                                     I, L.P., a Delaware limited partnership,
                                     Managing Member

                                     By: Senior Housing Partners I, L.L.C., a
                                         Delaware limited liability company, its
                                         general partner

                                         By: The ******** Insurance
                                             Company of America, a New
                                             Jersey corporation, Managing
                                             Member

                                             By:
                                                ----------------------
                                             Name:
                                                  --------------------
                                             Title:
                                                   -------------------

                                     SUNRISE:

                                     SUNRISE    ASSISTED    LIVING
                                     INVESTMENTS, INC.,  a   Virginia
                                     corporation

                                     By:
                                        ------------------------------
                                        Name:
                                             -------------------------
                                        Title:
                                              ------------------------

The following entities have executed this Agreement solely for the purpose of acknowledging and agreeing to the provisions of Section 10.1(f) hereof. Otherwise, such entities shall not be considered parties to this Agreement and shall have no duties, obligations, or liabilities whatsoever hereunder.



                                         SENIOR HOUSING PARTNERS I, L.P., a
                                         Delaware limited partnership

                                         By:  Senior Housing I, L.L.C., a
                                         Delaware limited liability company,
                                         its general partner

                                               By:The******** Insurance Company
                                                  of America, a New Jersey
                                                  corporation, Managing Member

                                               By:
                                                   --------------------------
                                                  Name:
                                                       ----------------------
                                                  Title:
                                                        ---------------------




                                         SUNRISE ASSISTED LIVING, INC., a
                                         Delaware corporation


                                         By:
                                              --------------------------------
                                         Name:
                                               ------------------------------
                                         Title:
                                                -------------------------------

                                    EXHIBIT A

                                Legal Description

                                    EXHIBIT B

                             Contribution Agreement

                                    EXHIBIT C



Names and Interests        Percentage Interest       Agreed Value of Initial
of Members:                                          Contribution

SHP                        75%                       $_________________

Sunrise                    25%                       $_________________

TOTAL                      100%                      $_________________

                                    EXHIBIT D

                              Management Agreement

                                    EXHIBIT E

                               Operating Pro Forma

               Calendar Year                     NOI
               -------------                     ---
                    2001
                    2002
                    2003
                    2004
                    2005